Exhibit 10.1

                           STOCK PURCHASE AGREEMENT
                                Relating to the
                       Purchase of the Capital Stock of
                           Georgia Electric Company
                             a Georgia Corporation

                         TABLE OF CONTENTS

                                                                Page
                                                                ----
Definitions....................................................  1
      1.1   Definitions........................................  1
      1.2   Construction.......................................  4

Purchase and Sale of Shares....................................  4
      2.1   Shares.............................................  4
      2.2   Initial Purchase Price.............................  4
      2.3   Earn-Out Consideration.............................  4
      2.4   Adjustment of Purchase Price.......................  6
      2.5   Disputes with Respect to Post-Closing Purchase
            Price Adjustment or Earn-out Consideration.........  7

Closing, Delivery of Shares....................................  8
      3.1   Location...........................................  8
      3.2   Outside Closing Date...............................  8
      3.3   Deliveries at Closing..............................  8
      3.4   Simultaneous Closing...............................  9

Representations and Warranties of Sellers......................  9
      4.1   Corporate Status of the Company....................  9
      4.2   Legal Capacity of Sellers.......................... 10
      4.3   Authority Concerning this Agreement................ 10
      4.4   Binding Effect..................................... 10
      4.5   Shares; Capitalization............................. 10
      4.6   Subsidiaries and Investments....................... 10
      4.7   Title to Assets.................................... 10
      4.8   No Violation....................................... 11
      4.9   Financial Statements............................... 11
      4.10  Liabilities........................................ 11
      4.11  No Adverse Change.................................. 11
      4.12  Taxes.............................................. 12
      4.13  Real Property...................................... 13
      4.14  Environmental Matters.............................. 13
      4.15  Intellectual Property.............................. 14
      4.16  Contracts, Leases and Commitments; Customers
            and Suppliers...................................... 15
      4.17  Inventory.......................................... 15
      4.18  Accounts Receivable................................ 15
      4.19  Permits; Compliance with Law....................... 15
      4.20  Employees.......................................... 16
      4.21  Employee Benefit Plans............................. 16
      4.22  Insurance.......................................... 18
      4.23  Litigation......................................... 19
      4.24  Transactions with Affiliates....................... 19


      4.25  Books and Records.................................. 19
      4.26  Improper Payments.................................. 19
      4.27  Officers and Directors; Bank Accounts, etc......... 19
      4.28  No Misstatements................................... 20
      4.29  Backlog............................................ 20
      4.30  Securities Laws.................................... 20

Representations and Warranties of Buyer and Able Telcom........ 20
      5.1   Corporate Status of Buyer and Able Telcom.......... 20
      5.2   Authority Concerning this Agreement................ 20
      5.3   No Violation....................................... 21
      5.4   Securities......................................... 21

Covenants of Seller............................................ 21
      6.1   Current Leases..................................... 21
      6.2   Access to Properties and Records................... 21
      6.3   Election under Code Section 338(h)(10)............. 22
      6.4   Environmental...................................... 22
      6.5   Change of Information.............................. 22
      6.6   Standstill......................................... 22

Covenants of Buyer and Able Telcom............................. 22
      7.1   Election under ss. 1362(e)......................... 22
      7.2   Confidentiality.................................... 23
      7.3   Conduct of Business Prior to the Closing........... 23
      7.4   Employee Stock Options............................. 23
      7.5   Negative Covenants................................. 23

Miscellaneous Provisions....................................... 24
      8.1   Nature and Survival of Representations and
            Warranties......................................... 24
      8.2   Further Actions.................................... 24
      8.3   Brokers............................................ 24
      8.4   Indemnification.................................... 24
      8.5   Notices............................................ 26
      8.6   Miscellaneous...................................... 27


      THIS STOCK PURCHASE AGREEMENT ("Agreement") is dated as of October 12, 1996, by and between Traffic Management Group, Inc., a Florida corporation ("Buyer); Able Telcom Holding Corp., a Florida corporation ("Able Telcom"), each of Buyer and Able Telcom having its principle place of business at 1601 Forum Place, Suite 1110, West Palm Beach, Florida; Gerry W. Hall and James Barry Hall, each an individual resident of Dougherty County, Georgia (collectively,
"Sellers"); and Georgia Electric Company, a Georgia corporation having its principal place of business at 1412 W. Oakridge Drive, Albany, Georgia (the "Company").


                                R E C I T A L S

      WHEREAS, the Company is engaged in the business of (a) installing, testing and maintaining intelligent highway and communication systems, including computerized traffic management systems, wireless and fiber optic data networks, weather sensors, voice, data and video systems, and (b) installing and maintaining industrial equipment and control systems (the "Business").

      WHEREAS, the parties have entered into a letter of intent dated September 18, 1996 (the "Letter of Intent") providing for, among other things, the purchase by Buyer of all of the existing capital stock of the Company, consisting of 450 shares of common stock, par value $100 per share (the "Shares")

      WHEREAS, Sellers wish to sell, and Buyer wishes to purchase, the Shares for the purchase price and upon the terms and subject to the conditions described in this Agreement, as contemplated by the Letter of Intent.

      NOW, THEREFORE, in consideration of the premises and the mutual promises, terms, and conditions herein made, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE I
                                  Definitions

   1.1 Definitions. As used in this Agreement, the following terms have the meanings specified in this Section 1.1. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

      (a) "Able Telcom Shares" means shares of common stock of Able Telcom, par value $.01 per share.

      (b) "Actual Pre-tax Margin" has the meaning given that term in Section 2.3(b)(iii).

      (c) "Actual Pre-tax Income" has the meaning given that term in Section 2.3(b)(iv).

      (d) "Audited Balance Sheet" has the meaning given that term in Section 4.9.

      (e)  "Audited  Balance  Sheet  Date" has the  meaning  given  that term in
Section 4.9.

      (f) "Buyers' Documents" means this Agreement and any other agreements, notes, certificates, exhibits, schedules and documents executed or delivered or to be executed or delivered by either Buyer in connection herewith.

      (g)  "Cash Consideration" has the meaning given that term in
Section 2.2

      (h) "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 et seq., as amended.

      (i) "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List pursuant to CERCLA.

      (j)  "Closing" has the meaning given that term in Section 3.1

      (k)  "Closing Date" has the meaning given that term in Section
3.1

      (l)  "Closing  Trial  Balance  Sheet" has the  meaning  given that term in
Section 2.4(a).

      (m) "Closing Balance Sheet" has the meaning given that term in Section 2.4

      (n) "Closing of the Escrow" has the meaning given that term in the Escrow Agreement.

      (o)  "COBRA" means the Consolidated Omnibus Budget and
Reconciliation Act of 1985, as amended.

      (p) "Code" means the Internal Revenue Code of 1986, as amended, or any predecessor or successor federal income tax law.

      (q)  "Disputing Party" has the meaning given that term in
Section 2.5

      (r)  "Division" has the meaning given that term in Section
2.3(a).

      (s)  "Division Statements" has the meaning given that term in
Section 2.3(a).

      (t) "Earn-Out Consideration" has the meaning given that term in Section 2.3(b).

      (u) "Encumbrance" means any liability, debt, mortgage, security interest, lien, claim, encumbrance, title defect, pledge, charge, assessment, covenant, encroachment and burdens of any kind or nature whatsoever.

      (v) "Environmental Law" means any applicable federal, state, and local law, regulation or ordinance relative to air quality, water quality, solid waste management, hazardous or toxic substances or the protection of health or the environment, including, but not limited to, CERCLA, the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Federal Water Pollution Control act (33 U.S.C. ss. 1251 et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901 et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and

Rodenticide Act, as amended (7 U.S.C. ss. 136 et seq.), and the Clean Water Act of 1977, as amended (33 U.S.C. ss. 1251 et seq.), as these laws may have been amended or supplemented through the Closing Date, and any analogous state or local statutes and the regulations promulgated pursuant thereto.

      (w) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      (x)  "Escrow Agreement" means the document referred to in
Section 3.3(a)(v).

      (y)  "Financial Statements" has the meaning given that term in
Section 4.9.

      (z) "Funding Date" has the meaning given that term in the Escrow Agreement.

      (aa) "GAAP" means United States generally accepted accounting principles.

      (bb)   "Governing   Documents"   means  the  certificate  or  articles  of
incorporation, bylaws, deed of trust, formation or governing agreement and other charter documents or organization or governing documents or instruments.

      (cc) "Governmental Body" means any court, government (federal, state, local or foreign), department, commission, board, bureau, agency, arbiter appointed pursuant to mandatory provisions of law, official or other regulatory, administrative or governmental authority or instrumentality.

      (dd) "Hazardous Substance" means any hazardous substances or chemical as defined by any Environmental Law and including petroleum, any petroleum-related material, crude oil or any fraction thereof and any toxic or polluting substance or other material hazardous to human health or the environment.

      (ee) "Intellectual Property" has the meaning given that term in Section 4.15.

      (ff)  "Loss" or "Losses" has the meaning given that term in
Section 8.4(a).

      (gg)  "PBGC" means the Pension Benefit Guaranty Corporation.

      (hh)  "Permits" has the meaning given that term in
Section 4.19.

      (ii) "Person" means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a business, any other legal entity, or a Governmental Body.

      (jj)  "Plans" has the meaning given that term in Section 4.21.

      (kk) "Post-Closing Purchase Price Adjustment" has the meaning given that term in Section 2.4.

      (ll)  "Real Property" has the meaning given that term in
Section 4.13.

      (mm) "Sellers' Documents" means this Agreement and any other agreements, notes, certificates, exhibits, schedules and documents executed or delivered or to be executed or delivered by the Company or either Seller in connection herewith.

   1.2 Construction. As used herein, unless the context otherwise requires: (i) references to "Article" or "Section" are to an article or section hereof; (ii) all "Exhibits" and "Schedules" referred to herein are to Exhibits and Schedules attached hereto and are incorporated herein by reference and made a part hereof;
(iii) "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; and (iv) the table of contents, captions and other headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit, or affect the interpretation of any of the terms, meaning or provisions hereof.


                                  ARTICLE II
                          Purchase and Sale of Shares

   2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing (as hereafter defined), Sellers shall sell, convey, assign, transfer, and deliver to Buyer, and Buyer shall purchase from Sellers, all of the Shares, free and clear of any Encumbrance.

   2.2 Initial Purchase Price. In consideration for the Shares and the covenants, representations and warranties contained in this Agreement, Buyer shall deliver by wire transfer or otherwise in immediately available funds, an initial purchase price of $3,000,000 (subject to adjustment as provided herein) (the "Cash Consideration"). The Cash Consideration includes a Funding Deposit in the amount of $100,000 delivered at the Closing with the remainder to be paid on the Funding Date, all in accordance with the terms of this Agreement and the Escrow Agreement.

   2.3     Earn-Out Consideration.

      (a) From and after the Closing,  and until Buyer's  obligations under this
Section 2.3 are satisfied in full, Buyer shall continue the business operations of the Company as a separate corporate entity (the Company's business and operations after the Closing are referred to herein as the "Division"). In connection therewith Buyer shall prepare, using accounting procedures consistent with the past accounting practices of the Company to the extent that such practices are consistent with GAAP, unaudited internally generated separate financial statements for the Division (the "Division Statements"). The Division Statements shall be based on a fiscal year ending on October 31 (being the same fiscal year end as Buyer and Able Telcom; all references to "fiscal year" in this Section 2.3 refer to the fiscal year of the Division ending on October 31).

      (b) Based on the Division Statements, with respect to each fiscal year listed in Column 1 of Section 2.3(b)(ii), Able Telcom shall issue to Sellers (as set forth in Section 2.3(e)), in addition to the Initial Purchase Price, a number of Able Common Shares (collectively, the "Earn-out Consideration") in the amounts and on the terms and conditions as follows:

           (i) The number of Able Telcom Shares comprising the Earn-out Consideration for each such fiscal year shall be calculated based on the following formula:
             {(AM oversm TM $250,000) + (AI oversm TI $750,000)
        EC = --------------------------------------------------
                                     MVx

   where:

      EC   means the  number  of Able  Telcom  Shares  to be issued as  Earn-out
           Consideration with respect to the fiscal year
      AM means the Division's Actual Pre-tax Margin during the fiscal year, calculated in accordance with Section 2.3(b)(iii)
      TM   means the  Division's  Target  Pre-tax  Margin  listed in Column 2 of
           Section 2.3(b)(ii) with respect to the fiscal year
      AI means the Company's Actual Pre-tax Income during the fiscal year, calculated in accordance with Section 2.3(b)(iv)
      TM   means the  Divisions's  Target  Pre-tax  Income listed in Column 3 of
           Section 2.3(b)(ii) with respect to the fiscal year
      MV means the market value of Able Telcom Shares determined by the average of the high bid price and the low ask price for Able Telcom
           Shares over the 30-day period immediately preceding and the 30-day period immediately following the ending date of the fiscal year in question
      x equals .75 if the MV is greater than or equal to $7.50; OR, if MV is less than $7.50, x = 5 / MV (in which case MVx would equal $5).

           (ii) For purposes of Section 2.3(b)(i), the Company's Target Pre-tax Margin and Target Pre-tax Income are as follows:


         Column 1                   Column 2                   Column 3
       Fiscal Year               Target Pre-tax             Target Pre-tax
    (ended October 31)               Margin                     Income
           1997                       10%                     $2,500,000
           1998                       10%                     $2,900,000
           1999                       10%                     $3,200,000
           2000                       10%                     $3,500,000
           2001                       10%                     $3,900,000

           (iii) For  purposes  of Section  2.3(b)(i),  the  Division's  "Actual
Pre-tax Margin" means the percentage obtained by dividing the Division's pre-tax income during the fiscal year by the revenues during such period and multiplying the quotient obtained thereby by 100.

           (iv) For purposes Section 2.3(b)(i), the Division's "Actual Pre-tax Income" means the Division's base pre-tax income determined in accordance with GAAP. Actual Income will account for, among other things, depreciation related to the Division's assets to be "stepped up" to fair market value, a management fee payable by the Division to Able Telcom in the amount of 2.5% of the Division's gross revenues, and other reasonable direct costs (such as insurance, interest, and the like) that are incurred by Able Telcom and attributable to the Division. The Division Statements used to determine Actual Pre-tax Income shall be prepared using accounting procedures consistent with the past accounting practices of the Company to the extent that such practices are consistent with GAAP.

      (c) The Earn-out  Consideration  for any fiscal year listed in Column 1 of
Section 2.3(b)(ii) shall be issued no later than 90 calendar days after the end of such fiscal year.

      (d) In the event that the Division is sold by Buyer prior to the end of fiscal year 2001:

           (i) Able Telcom shall issue to Sellers a number of Able Telcom Shares having a market value of $1,000,000 multiplied by the number of fiscal years after the closing of such sale (including the fiscal year during which such sale occurs) for which Earn-Out Consideration is payable hereunder (e.g., if the Division is sold during the fiscal year ending October 31, 1999, stock having a value of $3,000,000 would be issuable).

           (ii) For purposes of Section 2.3(d)(i), the market value of Able Telcom Shares shall be determined by the average of the high bid price and the low ask price for Able Telcom Shares over the 30-day period immediately preceding and the 30-day period immediately following the date of the closing for the sale of the Division.

           (iii) The issuance of Able Telcom shares described in Section 2.3(d)(i) shall be made promptly, but in no event more than 40 business days, after the closing of the sale of the Division.

      (e) Any Earn-out Consideration due and payable under this Section 2.3 shall be allocated to Sellers as follows:

           (i) Gerry Hall--50%
           (ii)   James Barry Hall--50%

      (f) Upon the issuance of shares comprising the Earn-out Consideration, Sellers and Buyer shall enter into a subscription agreement relating to the Earn-out Consideration in substantially the form of Exhibit 2.3(f) to this Agreement.

   2.4     Adjustment of Purchase Price.

      (a) On or before the Funding Date, Sellers shall prepare an estimated trial balance sheet as of the Closing Date or September 30, 1996 (as determined by Ernst & Young, LLP, the Buyer's independed auditors) ("Closing Trial Balance Sheet") prepared in accordance with GAAP and acceptable to Buyer. The Cash Consideration Payable hereunder shall be reduced by the amount (the "Cash Consideration Adjustment") by which the value of the shareholders' equity as set forth on the Closing Trial Balance Sheet is less than $2,350,000. Without limiting the generality of the foregoing:

           (i) Liabilities. All liabilities of the Company (whether accrued, unmatured, contingent, or otherwise and whether due or to become due) will be adequately reserved against and included in the Closing Trial Balance Sheet.

           (ii) Assets. All of the assets of the Company will be reflected on the Closing Trial Balance Sheet or, under GAAP, will not be required to be reflected thereon.

           (iii) Taxes. All unpaid federal, foreign, state, local, and other taxes, fees, assessments, duties, and other similar governmental charges payable by the Company or which will, with the passage of time, become payable by the Company (including interest and penalties) whether or not disputed with respect to any period prior to the Audited Balance Sheet Date will be adequately reserved against in accordance with GAAP and included in the Closing Trial Balance Sheet. The results of all prior audits by the Internal Revenue Service and the relevant state, local and foreign tax authorities will be properly reflected in the Closing Trial Balance Sheet.

           (iv) Accounts Receivable. All of the Company's accounts receivable, together with the allowance for doubtful accounts, will be reflected in the Closing Trial Balance Sheet in accordance with GAAP. All such accounts receivable as shown thereof will be bona fide, valid and binding receivables representing obligations for the face dollar amount thereof and will be collected in full (subject to the allowance for doubtful accounts as set forth on the Closing Trial Balance Sheet) within ninety (90) days of their due date and are subject to no defenses, counterclaims or set-offs of any nature whatsoever. The allowance for doubtful accounts set forth in the Closing
   Trial Balance Sheet will be fully adequate to cover any losses anticipated on such receivables.

      (b) No later than 60 days after the Closing, Sellers shall cause to be prepared, at Sellers' expense, an audited balance sheet as of the Closing Date (the "Closing Balance Sheet"). Within ten days after the receipt of the Closing Balance Sheet by both Buyer and Sellers, Sellers shall deliver to Buyer an amount (the "Post Closing Purchase Price Adjustment") by which the value of the shareholders' equity as set forth on the Closing Balance Sheet is less than the amount of the shareholders' equity as set forth on the Closing Trial Balance Sheet. The obligation of Sellers set forth in the previous sentence shall be joint and several between them. If the amount of shareholders' equity as shown on the Closing Balance Sheet is greater such amount as shown on the Closing Trial Balance Sheet, then Buyer shall pay Sellers the amount of such difference up to the amount of the Cash Consideration Adjustment.

   2.5 Disputes  with  Respect to  Post-Closing  Purchase  Price  Adjustment  or
Earn-out Consideration. If any disagreement concerning the amount of the Post-Closing Purchase Price Adjustment or the amount of any portion of the Earn-Out Consideration, is not resolved by Buyer and Sellers within forty-five
(45) days following the receipt by Sellers of the Closing Balance Sheet, or the Division Statements as the case may be, the undisputed amount shall be distributed or paid, as the case may be, on such 45th day as provided in Section
2.4 (in the case of a dispute as to the Post- Closing Purchase Price Adjustment) or Section 2.3(c) (in the case of a dispute as to the amount of any payment of

Earn-out Consideration). Within ten business days thereafter, the party disputing the amount (the "Disputing Party") shall engage (on standard terms and conditions for a matter of such nature) a regionally recognized firm of independent accountants to resolve such dispute. The firm of independent accountants shall be proposed in writing by the Disputing Party to the other party. The resolution by such independent accounting firm of such dispute shall be final, binding and conclusive upon the parties. The engagement agreement with the independent accountants shall require the independent accountants to make their determination with respect to the items in dispute within 90 days following their engagement. The Disputing Party shall pay all costs and fees incurred by both the Disputing Party and the other party to resolve the dispute (including reasonable attorney's fees) if the independent accountants conclude that the amount of the Post- Closing Purchase Price Adjustment, or any payment of Earn-out Consideration, as the case may be, differs by less than 10% from the amount submitted by the other party; if the difference equals or exceeds 10%, then the other party shall pay such fees.


                                  ARTICLE III
                          Closing, Delivery of Shares

   3.1 Location. The closing hereunder (the "Closing") shall take place at 10:00 A.M. on the 12th day of October 1996 (the "Closing Date") at the offices of Holland & Knight, 1201 West Peachtree Street, N.E., One Atlantic Center, Suite 2000, Atlanta, Georgia (or at such other time and place as may be agreed by Buyer and Seller).

   3.2 Outside Closing Date. The parties shall use their respective best efforts to close the transactions contemplated by this Agreement on or before October 12, 1996. In the event the Closing has not occurred on or before October 31, 1996, the Sellers (acting together) or the Buyer may terminate its obligations under this Agreement by notice to the other. Upon such termination, neither of the parties shall have any liability or obligation to the other under this Agreement, except for any liability resulting from a breach thereof. In no event may one Seller terminate his obligations under this Agreement unless both Sellers so act.

   3.3     Deliveries at Closing.

      (a) By Sellers and the Company. Contemporaneously herewith, the Sellers and the Company shall deliver the documents listed below:

           (i) Opinion of Counsel. The opinion of counsel to Seller dated the Closing Date, addressed to Buyer, in the form of Exhibit 3.3(a)(i) hereto.

           (ii) Consents and Approvals. Any written consents, waivers, permits and approvals from third parties, or any Governmental Body or administrative authorities, in form and substance satisfactory to Buyer; all notices and other governmental filings necessary to transfer any of the Shares or to otherwise consummate the transactions contemplated hereby including, without limitation, any consents necessary to transfer and continue in effect all contracts listed on any Schedule to this Agreement as in effect on the date hereof.

           (iii) Trial Balance Sheet. An interim estimated trial balance sheet dated as of September 30, 1996 that indicates that the shareholders' equity of the Company is at least $2,350,000 and that the Company has a minimum net working capital (current assets less current liabilities) of $1,000,000 consisting of at least $450,000 of cash.

           (iv) Employment Agreements. Employment Agreements in substantially the form attached as Exhibit 3.3(a)(iv) to this Agreement.

           (v) Escrow Agreement. An Escrow Agreement attached hereto as Exhibit 3.3(a)(v).

           (vi) Other Documents. Such other certificates, instruments and other documents as Buyer shall reasonably require in connection with the transactions contemplated by this Agreement.

      (b) By Buyer and Able Telcom. Contemporaneously herewith, the Buyer and Able Telcom shall deliver the documents listed below:

           (i) Opinion of Counsel. The opinion of Holland & Knight counsel to Buyer, dated the Closing Date, addressed to Sellers in substantially the form as Exhibit 3.3(b)(i) hereto.

           (ii) Employment Agreements. Employment Agreements in substantially the form attached as Exhibit 3.3(a)(iv) to this Agreement.

           (iii) Escrow Agreement. An Escrow Agreement attached hereto as Exhibit 3.3(a)(v).

           (iv) Other Documents. Such other certificates, instruments and other documents as Sellers shall reasonably require in connection with the transactions contemplated by this Agreement.

   3.4 Simultaneous Closing. All deliveries shall be deemed to be undertaken simultaneously and no delivery shall be deemed to have occurred unless and until all other required deliveries have taken place.


                                 ARTICLE IV.
                   Representations and Warranties of Sellers
                                and the Company

   Sellers and the Company represent, warrant and agree, as follows:

   4.1 Corporate Status of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Company is qualified to do business and in good standing in each jurisdiction where the operation of its business requires that it be so qualified. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to conduct its business as it is now being conducted, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

   4.2 Legal Capacity of Sellers. Sellers each have the legal capacity to own and hold the Shares and to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby.

   4.3 Authority Concerning this Agreement. The execution, delivery and performance by the Company of this Agreement and any Sellers' Document executed by the Company, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action of the Company.

   4.4 Binding Effect. This Agreement is (and, when executed and delivered, each Sellers' Document will be) valid and binding upon the Company and the Sellers and enforceable, in accordance with their respective terms, against the Company and the Sellers except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies.

   4.5 Shares; Capitalization. The authorized capital stock of the Company consists solely of 2,500 shares of common stock, $100 par value per share, of which 450 shares are issued and outstanding. No shares of capital stock are held in the Company's treasury. All of the Shares are owned of record, legally and beneficially by Sellers in amounts set forth on Schedule 4.5 hereof. The Shares are free and clear of any and all Encumbrances, and upon delivery of the Shares hereunder, Buyer will acquire title thereto, free and clear of any and all Encumbrances. Other than voting rights, redemption rights and such other rights conferred by the Company's charter documents and by applicable Georgia statutes, there exist no Securities Rights with respect to the Shares. All rights and powers to vote the Shares are held exclusively by Sellers. All of the Shares are validly issued, fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding, and were issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. The certificates representing the Shares to be delivered to Buyer at the Closing are, and the signatures and endorsements thereof or stock powers relating thereto will be valid and genuine.

   4.6     Subsidiaries and Investments.  Except as set forth on
Schedule 4.6 the Company does not own or control (directly or indirectly), nor has it ever owned or controlled (directly or indirectly), any shares of capital stock of or other equity interest in any corporation, partnership, joint venture or other entity. Neither seller owns or controls (directly or indirectly) any interest in any corporation, partnership, joint venture or other entity which is a competitor or potential competitor of the Company.

   4.7 Title to Assets. Except as described in Schedule 4.7 hereto, the Company has good and marketable title to all its assets (or, with respect to any real or personal property leases, a valid leasehold interest therein), free and clear of any and all Encumbrances. The Company's assets constitute all of the assets that are used in connection with, necessary for, or beneficial to the operation of the Business. All of the assets of the Company are reflected on the Audited Balance Sheet or, under GAAP, are not required to be reflected thereon.

   4.8 No Violation. The authorization, execution, delivery, and performance of this Agreement and any Sellers' Document, and the consummation of the transactions as contemplated hereby and thereby, do not and will not (1) violate any of the provisions of the Governing Documents of the Company; (2) violate, conflict with, result in the breach of or constitute a default under, require any notice or consent under, give rise to a right of termination of, or accelerate the performance required by, any terms or provisions of any material agreement, instrument, or writing of any nature to which the Company is a party or is bound; or (3) violate, or result in the breach of, conflict with, or require any notice, filing or consent under any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court or other tribunal, or any other governmental requirement, permit, registration, license or authorization applicable to the Company, or any of its assets or the Business; or (4) result in the creation of any lien, claim, encumbrance, or restriction on any of the Company's assets. Neither Seller is, and the Company is not, party to any non-competition or similar agreement which in any way restricts the operation of the Business.

   4.9 Financial Statements. Schedule 4.9 contains true copies of the balance sheets of the Company as December 31, 1995 and December 31, 1994, and the related statements of income, and retained earnings and statements of cash flows for the fiscal years ended December 31, 1995 and 1994 as audited by Mitchell, Honeycutt & Ray, Certified Public Accountants (collectively, the "Financial Statements"; the Company's balance sheet as at December 31, 1995 is hereinafter referred to as the "Audited Balance Sheet" and December 31, 1995 as the "Audited Balance Sheet Date"). Each of the forego ing Financial Statements is complete and correct, is in accordance with the Company's books and records, has been prepared in accordance with GAAP and presents fairly the financial position, and the results of operations and cash flows of the Company as of the dates and for the fiscal periods indicated.

   4.10 Liabilities. All liabilities of the Company (whether accrued, unmatured, contingent, or otherwise and whether due or to become due) are either set forth on Schedule 4.10 or adequately reserved against and included in the Audited Balance Sheet, in accordance with GAAP, except for liabilities incurred since the Audited Balance Sheet Date in the ordinary course of business as theretofore conducted that are not materially adverse to the operations or prospects of the Business.

   4.11 No Adverse Change. Since the Audited Balance Sheet Date, the Company has operated its business diligently and only in the ordinary course of business as theretofore conducted, and the Company has not and through the Closing Date, the Company shall not have:

      (a) failed to maintain its books, accounts and records in the usual, regular and ordinary manner and in accordance with good business practices and consistent with past practice;

      (b) experienced any strike or work stoppage or slowdown or loss of employees or customers which adversely affects or could adversely affect the Company or the Business or operations of the Company;

      (c) to the best of Sellers' and the Company's knowledge, suffered any material adverse effects to the Business, assets, or prospects of the Company as a result of the adoption of any statute, rule, regulation or order;

      (d)  except  for the  incentive  compensation  arrangements  set  forth in
Schedule 4.11(d) incurred any general increase in the compensation of, or benefits for, employees or independent contractors performing services for the Company (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment); nor, specifically, granted any increase in any compensation or benefits payable to any individual officer, manager, employee, consultant, agent or broker of the Company having annual remuneration in excess of $10,000;

      (e) incurred any commitments for the future purchase of goods or services involving more than $25,000 other than purchase orders placed in the ordinary course of business.

      (f) incurred any accepted purchase order or quotation, arrangement or understanding for the future sale of services or products of the Company that has not shown a gross profit or which the Company expects will not be profitable;

      (g) suffered any loss (or become aware of any prospective loss) of revenues attributable to contracts from Cooper Tire & Rubber Company or M&M/Mars in the aggregate on an annualized basis.

      (h) except for distributions to shareholders, suffered any material adverse change in the financial condition or results of operations of the Company or its assets, liabilities, earnings, properties, net worth, business, operations.

   4.12 Taxes. The Company has properly filed all federal, foreign, state, local, sale, use and other tax returns and reports which are required to be filed by it; all of the foregoing are true, correct, and complete; and all taxes, interest, and penalties due and payable as shown on such returns or claimed to be due by any taxing authority have been timely paid. All unpaid federal, foreign, state, local, and other taxes, fees, assessments, duties, and other similar governmental charges payable by the Company or which will, with the passage of time, become payable by the Company (including interest and penalties) whether or not disputed with respect to any period prior to the Audited Balance Sheet Date, except as set forth on Schedule 4.12 have been adequately reserved against in accordance with GAAP and included in the Audited Balance Sheet. There are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Company, or claims now pending or matters under discussion with any taxing authority in respect of any tax of the Company. The Company has furnished to Buyer true copies of the federal, foreign, state, and local tax returns of the Company for the three fiscal years ended on Audited Balance Sheet Date. Buyer will not incur or be obligated for, and the assets of the Company will not be subject to, any sales, use or other tax or excise in connection with the acquisition of the Shares. Except as set forth on Schedule 4.12, the Company has not received any notice of any failure to file any such return or report or failure to pay any taxes or assessments. The Company is not the subject of any pending or threatened tax examination nor is the Company a party to any proceeding or inquiry by any government for the assessment or the proposed assessment or for the collection of taxes, or interest or penalties with respect thereto, nor has any claim for the assessment or proposed assessment or for the collection of taxes, or interest or penalties with respect thereto, been asserted against the Company. There are no liens for taxes that are due and unpaid on any of the properties or assets of the Company. The United States Federal income tax returns of, and the state, local and foreign tax returns filed by the Company have not been audited by the United States Internal Revenue Service or the relevant state, local and foreign tax authorities for any fiscal years of the Company ended on or after April 30, 1991, which are the only fiscal years which are open and subject to audit or for which the statutes of limitations for claims for tax deficiencies have not yet expired. The results of all prior audits by the Internal Revenue Service and the relevant state, local and foreign tax authorities are properly reflected in the Audited Balance Sheet and any deficiencies proposed or assessed have been paid. Neither the Company nor any predecessor corporation has ever filed any consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended or any predecessor statute. None of the Company's assets are subject to a safe harbor leasing transaction under Section 168 of the Internal Revenue Code.

   4.13 Real Property. The Company owns no real property. Schedule 4.13 sets forth a list of all real properties currently used or leased by the Company (collectively, the "Real Property"). The Company has the right to quiet enjoyment of all Real Property in which it holds a leasehold interest for the full term, including all renewal rights, of the lease or similar agreement relating thereto. The use and operation of all Real Property conform to all applicable building, zoning, safety and subdivision laws, Environmental Laws and other Laws. All work required to be done by the Company as landlord or tenant has been duly performed. To the best of Sellers' and the Company's knowledge, no condemnation or other proceeding is pending or threatened, which would affect the use of any such property by the Company. Except as set forth on Schedule 4.13, the Company's buildings and other structures, equipment and other assets (whether leased or owned) are in good operating condition and repair, subject to ordinary wear and tear.

   4.14    Environmental Matters.  Except as provided in Schedule 4.14:

      (a) Compliance; No Liability. The Company and Sellers have operated the Business and each parcel of Real Property in compliance with all applicable Environmental Laws or regulations. Neither Sellers nor the Company is subject to any citation, notice of violation, liability, penalty or expense (including attorneys' fees) and will not hereafter suffer or incur any loss, liability, penalty or expense (including attorneys' fees) by virtue of any violation of any Environmental Law or regulation occurring prior to the Closing, any environmental activity conducted on or with respect to any property at or prior to the Closing or any environmental condition existing on or with respect to any property at or prior to the Closing, in each case whether or not the Company or Sellers permitted or participated in such act or omission.

      (b) Treatment; CERCLIS. Except as set forth on Schedule 4.14(b), neither the Company nor either Seller has treated, stored, recycled or disposed of any Hazardous Substance on any Real Property, and no other Person has treated, stored, recycled or disposed of any Hazardous Substance on any part of the Real Property. There has been no release of any Hazardous Substance at, on or under any Real Property. Neither the Company nor either

Seller has transported any Hazardous Substance or arranged for the transportation of any Hazardous Substance to any location that is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on CERCLIS or to any other location that is the subject of federal, state or local enforcement action or other investigation that may lead to claims against the Company for cleanup costs, remedial action, damages to natural resources, to other property or for personal injury including claims under CERCLA. None of the Real Property is listed or proposed for listing on the National Priorities List pursuant to CERCLA, CERCLIS or any state or local list of sites requiring investigation or cleanup.

      (c) Notices; Existing Claims; Certain Hazardous Substances; Storage Tanks. Neither the Company nor either Seller has received any request for information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release. Neither the Company nor either Seller is required to place any notice or restriction relating to the presence of any Hazardous Substance at any Real Property or in any deed to any Real Property or upon any structure constructed by the Company. The Company has provided to Buyer a list of all sites to which the Company or either Seller has transported Hazardous Substances for recycling, treatment, disposal, other handling or otherwise. There have been no past, and there are no pending or contemplated, claims by the Company or either Seller under any Environmental Laws based on actions of others that may have impacted on the Real Property, and neither the Company nor either Seller has entered into any agreement with any Person regarding any Environmental Law, remedial action or other environmental liability or expense. There are and have been no PCBs or friable asbestos present on or in any structure or equipment constructed by the Company or, to the best of Sellers' or the Company's knowledge, located on any Real Property. To the best of Sellers' and the Company's knowledge, all storage tanks located on the Real Property, whether underground or aboveground, are identified on Schedule 4.14(c), and all such tanks and associated piping are in sound condition and are not leaking and have not leaked.

   4.15    Intellectual Property.

      (a) Schedule 4.15 hereto contains a true and correct description of the following:

           (i) All patents, trade marks, copyrights, trade names, service marks and other trade designations, including common law rights, registrations, applications for registration, technology, know-how or processes ("Intellectual Property") currently owned, in whole or in part, by the Company and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company is a party; and

           (ii) All agreements relating to Intellectual Property that the Company is licensed or authorized to use from others or which the Company licenses or authorizes others to use.

      (b) Except as set forth on Schedule 4.15, the Company owns the Intellectual Property free and clear of and without conflict with the rights of others. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing shall be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing. The Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and the Company has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation. To the best of Sellers' and the Company's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

   4.16 Contracts, Leases and Commitments; Customers and Suppliers. The Company has furnished to Buyer true copies of all contracts, leases, agreements and commitments to which the Company is a party or by which it or its assets are bound or which otherwise relate to the Business, which contracts, leases and commitments are listed in Schedule 4.16, including summaries of the terms of any unwritten commitments. Except as set forth in Schedule 4.16: (1) the Company and the other parties thereto, have complied in all material respects with all of the Company's contracts, leases, and commitments, all of which are valid and enforceable; (2) all of the Company's contracts, leases, and commitments are in full force and effect and there exists no event or condition which with or without notice or lapse of time would be a default thereunder, give rise to a right to accelerate or terminate any provision thereof, or give rise to any lien, claim, encumbrance, or restriction on any of the assets or properties of the Company; (3) all of the Company's contracts, leases, and commitments have been entered into on an arm's-length basis; and (4) none of the Company's purchase commitments is in excess of the normal requirements of its business or at an excessive price. Except for purchase orders or sales orders or invoices made, taken, or received by the Company in the ordinary course of its business consistent with past practice, the Company is not a party, nor is any of its assets or Business subject, to any contract, lease, or commitment not listed in such Schedule (including, without limita tion, financing or security agreements or guaranties, repurchase agreements, agency agreements, manufacturers' representative agreements, commission agreements, employment, or collective bargaining agreements, pension, bonus, or profit-sharing agreements, group insurance, medical or other fringe benefit plans, and leases of real or personal property), other than (i) contracts terminable without penalty on not more than thirty days' notice that do not involve the receipt or expenditure of more than $10,000 in any one year, or (ii) contracts that do not involve the receipt or expenditure of more than $5,000 individually or $10,000 in the aggregate in any one year.

   4.17  Inventory.  The Company  does not  maintain  any  inventory  other than
nonmaterial   amounts  required  to  perform  its  obligations   under  existing
construction or other contracts.

   4.18 Accounts Receivable. Except as set forth in Schedule 4.18 hereto, all of the Company's accounts receivable have arisen in the ordinary course of business and, together with the allowance for doubtful accounts, have been reflected in the Company's Financial Statements in accordance with GAAP. All such accounts receivable are bona fide, valid and binding receivables representing obligations for the face dollar amount thereof and will be collected in full (subject to the allowance for doubtful accounts as set forth on the Company's Financial Statements) within ninety (90) days of their due date and are subject to no defenses, counterclaims or set-offs of any nature whatsoever. The allowance for doubtful accounts set forth in the Company's Financial Statements is fully adequate to cover any losses anticipated on such receivables.

   4.19 Permits; Compliance with Law. The Company holds all permits, certificates, licenses, franchises, privileges, approvals, registrations and authorizations required under any applicable Law or otherwise advisable in connection with the operation of its assets and Business ("Permits"). All Permits of the Company are listed on Schedule 4.19. Each Permit is valid, subsisting and in full force and effect. The Company is in compliance with and has fulfilled and performed its obligations under each Permit, and no event or condition or state of facts exists (or would exist upon the giving of notice or lapse of time or both) that could consti tute a breach or default under any Permit. The Business is and has been operated in material compliance therewith and all laws and regulations (federal, state, local, and foreign) applicable to it, and all required reports and filings with governmental authorities have been properly made. During the five years preceding the date hereof, no notice, citation, summons or order has been received by the Company and no complaint has been served on the Company no penalty has been assessed and no investigation, proceeding or review has been instituted or threatened (a) with respect to alleged violation by the Company of any law or Permit or (b) with respect to any alleged failure by the Company to have any Permit.
No event has occurred or condition or state of facts exists that could give rise to any such violation of any law or Permit.

   4.20 Employees. Schedule 4.20 hereto contains a list of the names, office locations, compensation, and years of credited service for vacation and pension plan purposes of all full- and part-time supervisory and executive employees of the Company as of September 30, 1996 and a description of all employee "perks" or other benefit practices not set forth in such plans or in agreements listed in Schedule 4.21 hereto. No strike or labor dispute involving the Company has occurred during the last three years or is threatened. Except as set forth on
Schedule 4.20, none of the Company's employees are covered by any union or collective bargaining agreement. No key employee of the Company has indicated to the Company that he or she is considering terminating his or her employment with the Company. The Company has complied with applic able wage and hour, equal employment, safety, and other legal requirements relating to its employees. The consummation of the transactions contemplated by this Agreement will not give rise to any liability of the Company for severance pay or termination pay.


   4.21    Employee Benefit Plans.

      (a) Schedule 4.21 contains a true and complete list of each pension, retirement, profit sharing, deferred compensation, stock option, stock purchase, bonus, medical, welfare, disability, severance or termination pay, insurance or incentive plan, and each other employee benefit plan, program, agreement or arrangement, whether funded or unfunded, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA (a "Company ERISA Affiliate"), for the benefit of any employee or terminated employee of the Company or any Company ERISA Affiliate (the "Plans"). Schedule 4.21 identifies each Plan that is an "employee benefit plan," within the meaning of Section 3(3) of ERISA (the "ERISA Plans").
      (b) The Company does not participate currently and has never participated in and is not required currently and has never been required to contribute to or otherwise participate in any "multi-employer plan," as defined in Sections 3(37)(A) and 4001(a)(3) of ERISA and Section 414(f) of the Code.

      (c) True and complete copies of each of the Plans and related trusts have been furnished to Buyer. To the extent not yet furnished to Buyer, there shall be furnished to Buyer within ten (10) days of the date hereof, with respect to each of the Plans, the most recent financial statement and the most recent actuarial report prepared with respect to any of such Plans that is funded, the most recent Internal Revenue Service ("Service") determination letter, the most recent Summary Plan Description and the most recent Annual Report together with a statement setting forth any such documents which cannot be furnished; and any such documents furnished and the nature of the documents which cannot be furnished shall be reasonably satisfactory to Buyer.

      (d) With respect to each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code, a determination letter from the Service has been received to the effect that the Plan is qualified under Section 401 of the Code and any trust main tained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred or will occur through the Closing Date (including without limitation the transactions contemplated by this Agreement) which would cause the loss of such qualification or exemption or the imposition of any penalty or tax liability.

      (e) All contributions required by each Plan or by law with respect to all periods through the Closing Date shall have been made by such date (or provided for by the Company by adequate reserves on its financial statements) and no excise or other taxes have been incurred or are due and owing with respect to the Plan because of any failure to comply with the minimum funding standards of ERISA and the Code.

      (f) No "accumulated funding deficiency", as defined in Section 302 of ERISA, has been incurred with respect to any Plan, whether or not waived.

      (g) No "reportable event" of the type set forth in Section 4043 of ERISA has occurred and is continuing with respect to any Plan.

      (h) There are no violations of ERISA or the Code with respect to the filing of applicable reports, documents, and notices regarding any Plan with the Secretary of Labor, Secretary of the Treasury, or the Pension Benefit Guaranty Corporation (the "PBGC") or furnishing such documents to participants or beneficiaries, as the case may be.

      (i) No claim, lawsuit, arbitration, or other action has been threatened, asserted, or instituted against any Plan, any trustee or fiduciaries thereof, the Company, or any of the assets of any trust maintained under any Plan.

      (j) All amendments required to bring any Plan into conformity with any of the applicable provisions of ERISA and the Code have been duly adopted.

      (k) Any bonding required with respect to any ERISA Plan in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

      (l) Each Plan has been operated and administered in accordance with its terms and the terms and the provisions of ERISA and the Code (including rules and regulations thereunder) appli cable thereto.

      (m) Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained under such Plan is exempt from taxation under section 501(a) of the Code.

      (n) The Company has not incurred nor reasonably expects to incur, any liability to the PBGC.

      (o) No "prohibited transaction," as such term is defined in Section 4975 of the Code and Section 406 of ERISA, has occurred with respect to any Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") which could subject the Company, Buyer, or any officer, director or employee of any of the foregoing, or any trustee, administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or Section 4975 of the Code;

      (p) No Plan is under audit by the Service or the Department of Labor.

      (q) The present value, determined on a termination basis, of all accrued benefits, vested and unvested, under each Plan, determined using the actuarial valuation assumptions and methods (including interest rates) contained in the most recent actuarial report for such Plan, does not exceed the assets thereof allocable to such benefits.

      (r) Except as set forth on Schedule 4.21(r), no welfare benefit plan (within the meaning of Section 3(1) of ERISA) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment except as may be required by COBRA at the expense of the participant or the beneficiary of the participant;

      (s) Except as set forth on Schedule 4.21(s), since the Audited Balance Sheet Date, the Company has not maintained or contributed to, nor does it currently maintain or contribute to, any severance pay plan;

      (t) No individual shall accrue or receive any additional benefits, service, or accelerated rights to payment of benefits under any Plan as a result of the actions contemplated by this Agreement;

      (u)   Each Plan has complied with all of the requirements of COBRA.

   4.22 Insurance. Schedule 4.22 hereto contains a complete and correct list of all policies of insurance of any kind or nature covering the Company, including, without limitation, policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity, and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage. All such policies (i) are with insurance companies reasonably believed by the Company and the Sellers to be financially sound and reputable and are in full force and effect; (ii) are sufficient for compliance with all require ments of law and of all applicable leases, mortgages and other agreements; (iii) are valid, outstanding and enforceable policies; and (iv) provide insurance coverage for the assets and operations of the Company in amounts consistent with the past insurance practices of the Company. Complete and correct copies of such policies have been furnished to Buyer. Since the Audited Balance Sheet Date, the Company has not been denied any insurance coverage which it has requested or made any material reduction in the scope or change in the nature of its insurance coverage. Schedule 4.22 further states whether the personal injury insurance maintained by the Company has been on an "occurrence" or "claims made" basis during the six-year period prior to the date hereof.

   4.23 Litigation. Schedule 4.23 contains a complete and correct list of all actions, suits, proceedings, claims, or governmental investigations pending or threatened against, the Company or any of its assets, or, in connection with the Company's Business, or any of the Company's officers, directors, or employees (provided that for the purposes of this sentence, a lawsuit which has been filed but which has not been served shall be deemed to be merely threatened and not pending and a governmental investigation which has been initiated but for which no notice has been given to the Company shall also be deemed to be merely threatened and not pending). To the best of Sellers' and the Company's knowledge, there are no facts or state of facts existing that (with or without the giving of notice or the passage of time or both) could form the basis for any such suit, proceeding, action, claim or investigation.

   4.24    Transactions with Affiliates.  Except as set forth on
Schedule 4.24 or on Schedule 4.16, and except for ordinary dealings with its employees, since the Audited Balance Sheet Date, the Company has had no direct or indirect dealings with any key employee, officer, director or shareholder of the Company or with any of their affiliates, associates, or relatives. Except as set forth on Schedule 4.24 or on Schedule 4.16, and except for employment arrangements with its employees, the Company has no obligation to or claim against any key employee, officer, director or shareholder of the Company, or any of their affiliates, associates, or relatives, and no such person or entity has any obligation to or claim against the Company. Schedule
4.24 or Schedule 4.16 reasonably describes the nature and extent of any products, services, or benefits provided since the Audited Balance Sheet Date, to the Company by any such person or entity other than ordinary employment services and indicates whether there was a corresponding charge equal to the fair market value of such products, services or benefits. None of any key employee, officer, director or shareholder of the Company, or any of their affiliates, associates, or relatives has any direct or indirect interest of any kind in any business or entity which is competitive with Seller.

   4.25 Books and Records. The books and records of the Company are complete and correct in all material respects and have been maintained in accordance with good business practices.

   4.26 Improper Payments. The Company and its officers and agents have not made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer, or other person, in an attempt to influence any such person to take or to refrain from taking any action relating to the Company. The Company's employees may from time to time have made customary holiday gifts of nominal value to suppliers or customers.

   4.27 Officers and Directors; Bank Accounts, etc. Schedule 4.27 hereto lists all officers and directors of the Company; all bank accounts and safe deposit boxes maintained by the Company and all authorized signatories therefor, specifying their respective authority; and all credit cards under which employees of the Company may incur liability, and the persons holding such cards. No person or entity holds any general or special power of attorney from the Company.

   4.28 No Misstatements. No representation, warranty, or other statement by the Sellers or Company herein or in any Sellers' Document contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not materially misleading. The Company is not aware of any matter that could reasonably be expected to have a materially adverse effect on the Company's Business or prospects that has not been disclosed in writing to Buyer.

   4.29 Backlog. Sellers and the Company are not aware of any circumstances or set of facts that would cause the Company's revenues during fiscal year 1997 to be materially lower than the revenues during the fiscal year 1996.

   4.30 Securities Laws. Each Seller is acquiring stock issuable as part of the Earn-out Consideration for his own account, with the intent of holding such securities for investment, and without the intent of participating, directly or indirectly, in a distribution of such securities in any manner which would violate federal or applicable state securities laws. Each Seller, by reason of his business or financial experience, has the capacity to protect his interests in connection with his purchase of such securities. Upon receipt of such securities, each Seller will be the sole beneficial owner thereof. Each Seller acknowledges that the offer and sale of such securities have not been and will not be accomplished or accompanied by the means of any form of general or public solicitations or advertisements.


                                   ARTICLE V
            Representations and Warranties of Buyer and Able Telcom

   Buyer and Able Telcom represent, warrant and agree that:

   5.1 Corporate Status of Buyer and Able Telcom. Each of Buyer and Able Telcom is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer has all requisite corporate power and authority to own, operate and lease its properties and assets, to conduct its business as it is now being conducted, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

   5.2 Authority Concerning this Agreement. The execution, delivery and performance by Buyer and Able Telcom of this Agreement and any Buyers' Document and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action. This Agreement is (and, when executed and delivered, each Buyer's Document will be) valid and binding upon Buyer and Able Telcom and enforceable against each of Buyer and Able Telcom in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies.

   5.3 No Violation. The authorization, execution, delivery, and performance of this Agreement and any Buyer's Document and the consummation of the transactions as contemplated hereby and thereby do not and will not (1) violate any of the provisions of the Governing Documents of Buyer or Able Telcom; (2) violate, conflict with, result in the breach of or constitute a default under, require any notice or consent under, give rise to a right of termination of, or accelerate the performance required by, any terms or provisions of any material agreement, instrument, or writing of any nature to which Buyer or Able Telcom is a party or is bound; or (3) violate, or result in the breach of, conflict with, or require any notice, filing or consent under any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court or other tribunal, or any other governmental requirement, permit, registration, license or autho rization applicable to Buyer or Able Telcom; or (4) result in the creation of any lien, claim, encumbrance, or restriction on any of its Assets.

   5.4 Securities. Able Telcom Shares, when issued and paid for pursuant to the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

   5.5 Change in Financial Condition. The financial statements of Able Telcom dated October 31, 1995 and all interim financial statements, and Able Telcom's Annual Report on Forms 10-K and it Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission for the fiscal year ending October 31, 1995, and the fiscal quarters ended January 31, April 30, and July 31, 1995, are true and complete and accurately reflect the financial position of Able Telcom.

                                  ARTICLE VI
                              Covenants of Seller

   6.1 Current Leases. From and after the Closing, Sellers agree to continue to lease the building owned by them to the Company on a month-to-month "triple net lease" basis upon substantially the same terms and conditions (including a monthly rent of $5,000) subject to which Sellers currently lease such building to the Company. Sellers and the Company shall terminate the lease between them with respect to the airplane owned by Sellers.

   6.2 Access to Properties and Records. The Company agrees that between the date hereof and the Closing Date, the Company shall give to Buyer and its authorized accountants, counsel, advisors, and other representatives full access, during reasonable business hours, to any and all of its premises, properties, assets, inventories, contracts, books, records (including tax returns filed and those in preparation) and affairs and will cause its officers to furnish to Buyer and its representatives any and all financial and operating data and other information regarding the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company as they may from time to time request. Such access shall include, but shall not be limited to, the placing of one or more employees and authorized representatives at any office or premises for the purpose of enabling such employees and representatives to become familiar with the operations of the Company and permitting Buyer's independent public accountants full (but confidential) access to work papers and other records of the Company's accountants relating to the Company. The Company shall promptly furnish to Buyer all financial statements of the Company that are prepared in the ordinary course of business, including without limitation monthly reports of sales, revenue and cash flow.

   6.3 Election under Code Section 338(h)(10). Sellers acknowledge that Buyer will make an election under Section 338(h)(10) of the Code, and a corresponding election under Georgia and any local tax laws, with respect to the purchase and sale of the Shares. The Company will accrue for such tax on its books after the Closing Date (such tax then being the sole responsibility of the Company). Each party shall provide the other party with all notices and information reports filed with tax authorities and agencies with respect to the Section 338(h)(10) elections.

   6.4 Environmental. Sellers agree, within 30 days of the Closing, at their sole expense, and in accordance will all applicable regulations:

      (a) to remove the cracked and weathered concrete slab along the eastern property line on which waste oil drums are stored and to undertake remedial action with respect to any environmental contamination found to exist thereunder;

      (b) to remove an unmarked 55-gallon drum that appears to contain loop sealant and to undertake remedial action with respect to any leaks therefrom;

      (c) to remove and dispose of approximately twenty 55-gallon drums appearing on the site.

   6.5 Change of Information. Sellers or the Company shall give Buyer prompt notice of any change in any of the information contained in the representations and warranties of the Company or Sellers hereunder, the Schedules hereto or the documents furnished by Sellers or the Company in connection herewith which occurs prior to the Closing.

   6.6 Standstill. Unless the transactions contemplated by this Agreement shall be terminated as permitted hereunder, neither Sellers nor the Company shall solicit inquiries or proposals or participate in any negotiations concerning, or provide any person with any information in connection with, any acquisition or purchase by merger, consolidation, sale of stock or assets or otherwise of all or substantially all of the assets or capital stock of the Company. Sellers shall promptly notify Buyer if they or the Company receives any such inquiries or proposals.


                                  ARTICLE VII
                      Covenants of Buyer and Able Telcom

   7.1 Election under ss. 1362(e). Buyer will join with Seller in making an election under Section 1362(e)(3) of the Code, and a corresponding election under Georgia and any local tax laws, with respect to the purchase and sale of the Shares. Each party shall provide the other party with all notices and information reports filed with tax authorities and agencies with respect to the
Section 1362 election.

   7.2 Confidentiality. Prior to the Closing of the Escrow referred to in the Escrow Agreement, Buyer shall not, without the consent of Seller or the Company, divulge any information about Seller or the Company acquired in connection with this Agreement or the transactions contemplated herein without the prior written consent of all parties hereto, except to the extent (i) obligated or mandated by applicable law or regulation, (ii) necessary for Buyer or Able Telcom to defend or prosecute any litigation, arbitration or mediation in connection with this Agreement or the transactions contemplated hereby, or (iii) rightfully received from an independent third party without restriction and without a breach of this Agreement.

   7.3 Conduct of Business Prior to the Closing. Buyer agrees that from the date hereof until the Closing of the Escrow the business of the Company shall be operated diligently and conducted only in the ordinary course of business consistent with present practices and with the participation and consent of Gerry W. Hall in all matter affecting the Business of the Company.

   7.4 Employee Stock Options. Able Telcom shall make available for key employees of the Company under its 1995 Qualified Stock
Option Plan 50,000 options to purchase Able Telcom Shares.

   7.5     Negative Covenants.  Buyer and Sellers agree that from the date hereof until the Closing of the Escrow, except as otherwise consented to or approved by Buyers and Sellers, the Company shall not (i) amend its Governing Documents; (ii) change its authorized or issued capital stock or issue any Securities Rights with respect to shares of its capital stock; (iii) modify, amend or cancel any of the provisions of any of its leases (other than as otherwise provided herein) or contracts or enter into any new contract that is not terminable by it on not more than thirty (30) days notice, except for those made in the ordinary course of business; (iv) increase the remuneration (including wages, bonuses, salaries, expense accounts and benefits of any kind) of any director, officer or employee of the Company; (v) enter into any employment or consulting contract (other than the Employment Agreements attached hereto as Exhibit 3.3(a)(iv)) or arrangement that is not terminable at will and without penalty or continuing obligation nor shall the Company enter into any contract relating to benefits or take any action of the kind referred to in Section 4.21 hereof or enter into or amend any employee benefit plan; (vi) enter into any contract or commitment the performance of which may extend beyond the Closing, except those made in the ordinary course of business, the terms of which are consistent with past practice; (vii) alter the premises listed on Schedule 4.13; (viii) permit or suffer any director, officer or shareholder of the Company or any agent thereof to remove or purchase anything of value (except merchandise inventory purchased at regular retail prices less customary applicable discounts or credited at such prices less such discounts against salary payable or to become payable to such persons) located at the premises of any office, or other facility of the Company; (ix) enter into any commitment for any capital expenditures which in any one instance exceed $25,000, or in the aggregate, exceed $50,000; (x) cease the sale and distribution of any products presently sold or distributed by the Company or
(xi) make any distributions to its shareholders, or any affiliates thereof, in any form whatsoever, including, without limitation, dividends, share redemptions or any non-cash distributions; (xii) fail to pay any taxes or any other liability or charge when due (other than charges contested in good faith by appropriate proceedings); (xiii) change or revoke any tax election or make any agreement or settlement with any taxing authority except for the Section 338(h)(10) election as described in Section 6.3 herewith; (xiv) take any action that is reasonably likely to result in the occurrence of any event set forth in

Section 4.11; or (xv) take any action or omit to take any action that will cause a breach or termination of any Company Contract (other than termination by fulfillment of the terms thereunder).


                                 ARTICLE VIII
                           Miscellaneous Provisions

   8.1     Nature and Survival of Representations and Warranties.
All representations and warranties made by Buyer and Sellers hereunder shall survive the Closing until the earlier to occur of the third anniversary of the date of this Agreement (except for the representations and warranties contained in Section 4.12, which shall survive until the expiration of the applicable statute of limitations and Section 4.23, which shall survive until the fifth anniversary of this Agreement) or the date at which the Buyer sells the Division to a third party, except that with respect to a breach of the representations and warranties relating to taxes, such representations and warranties shall survive the Closing until six months after the expiration of the applicable statute of limitations and with respect to breach of representations and warranties relating to environmental laws or title to the Shares, such representations and warranties shall survive indefinitely. The expiration of any representation or warranty shall not affect any claim made in writing prior to the date of such expiration. The representations and warranties hereunder shall not be affected or diminished by any investigation made or any information provided at any time by or on behalf of the party for whose benefit such representations and warranties were made or by the closing of the transactions contemplated hereby.

   8.2 Further Actions. At any time and from time to time after the Closing, at Buyer's request and without further consideration, Sellers shall cooperate and execute and deliver such other instruments of sale, conveyance, transfer, assignment and confirmation and take such further action as Buyer may reasonably deem necessary or desirable in order to more effectively convey, transfer and assign to Buyer, and to confirm Buyer's title to, all of the Shares of Sellers, to put Buyer in actual possession and operating control of the Company and the Business, and to assist Buyer in exercising all rights with respect thereto.

   8.3 Brokers. Each party represents to the other that it has had no dealings with any broker or finder in connection with the transactions contemplated by this Agreement. Should any claim be made for a broker's, finder's or similar fee, on account of any actions or dealings by a party or its agents, such party shall indemnify, defend, protect and hold the other party harmless from and against any and all liability and expenses, including reason able attorneys' fees, incurred by reason of any claim made by such broker.

   8.4     Indemnification.

      (a) By Sellers. Sellers shall, jointly and severally, indemnify, defend, protect and hold harmless Buyer, and its affiliates (including Able Telcom), promptly upon demand at any time and from time to time, against any and all losses, liabili ties, claims, actions, damages, and expenses, including, without limitation, reasonable attorneys' fees and disbursements incurred by Buyer or its affiliates (collectively, "Losses"), arising out of or in connection with any of the following: (i) any misrepresen tation or breach of any warranty made by Sellers in any Sellers' Document; (ii) any breach or nonfulfillment of any covenant or agreement made by Sellers in Sellers' Documents; (iii) the claims of any broker or finder engaged by Sellers; and (iv) without in any manner limiting the foregoing, any liabilities or obligations of, or claims or causes of action against, Sellers or the Company which arise with respect to or relate to any period or periods on or prior to the Closing Date hereof, except for those which are set forth or reserved against in the Closing Balance Sheet or are set forth in a schedule hereto, or were incurred in the ordinary course of business as heretofore conducted and are not materially adverse to the operations or prospects of the Business.

      (b) By Buyer. Buyer and Able Telcom shall, jointly and severally, indemnify, defend, protect and hold Sellers and its affiliates (including its shareholders) harmless, promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any of the following: (a) any misrepresentation or breach of any warranty made by Buyer or Able Telcom in any of Buyer's Documents or (b) any breach or nonfulfillment of any covenant or agreement made by Buyer or Able Telcom in Buyer's Documents.

      (c) Threshold for Indemnification. Neither Buyer nor Seller shall be required to indemnify the other pursuant to this Section 8.4 until the aggregate amount required to be paid thereunder exceeds Twenty-five Thousand Dollars, in which case the Indemnifying Party shall then be required to so indemnify the indemnified party for any and all Damages exceeding $25,000.

      (d) Cap for Damages. In no event shall Sellers be liable to Buyer or Able Telcom under this Agreement for any amount exceeding the Cash Consideration and the Earn-out Consideration paid to Sellers by Buyer or Able Telcom hereunder as of the date a claim for Damages is made by Buyer or Able Telcom upon Sellers; provided however that to the extent that Damages exceed such amount, Buyer's and Able Telcom's right to setoff in Section 8.4(f) hereof shall apply to such excess.

      (e) Defense. The obligations and liabilities of the parties hereunder with respect to a third party claim shall be subject to the following terms and conditions:

           (i) An indemnified party shall give the indemnifying party written notice of a third party claim promptly after receipt by the indemnified party of notice thereof, and the indemnifying party may undertake at its sole cost and expense the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the indemnified party. The assumption of the defense, compromise and settlement of any such third party claim by the indemnifying party shall be an acknowledgment of the obligation of indemnifying party to indemnify the indemnified party with respect to such claim hereunder. If the indemnified party desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the indemnifying party fails or refuses to undertake the defense of such third party claim within ten (10) days after written notice of such claim has been given to the indemnifying party by the indemnified party, the indemnified party shall have the right to undertake the defense of such claim with counsel of its own choosing with all costs charged to the indemnifying party.

           (ii) No settlement of a third party claim involving the asserted liability of the indemnifying party under this Section 8.4 shall be made without the prior written consent of both the indemnifying party and the indemnified party. In the event that the indemnifying party wishes to accept or to offer a settlement of a third party claim and the indemnified party rejects the settlement, and the claim is later resolved by settlement, compromise or by final judgment of a court of law, the indemnifying party's maximum liability to the indemnified party shall not exceed the rejected settlement amount.

      (f)  Right of Set-Off.

           (i) In the event any claim of a right to indemnification is made by Buyer, or other indemnified party under this Section 8.4, such party may, at its sole option, satisfy all or a portion of its Losses by way of set-off against the Earn-out Consideration and any other payments due to Sellers.

           (ii) This Section in no way constitutes a limitation on Buyer's rights hereunder or a measure of liquidated damages and Buyer may seek full indemnification for all damages suffered and may pursue all rights and remedies available to it, at law or in equity, against any party hereto, jointly with other parties hereto or severally, without seeking recourse against any other party and without exercising any right of offset.

      (g) Insurance proceeds/tax benefits. The liability of the Sellers with respect to any claim for indemnification shall be reduced by the tax benefit actually realized by Buyer and any insurance proceeds received by Buyer as a result of any Loss upon which the claim for indemnification is based. The amount of any such tax benefit shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting in acceleration of Losses or deferral of gains.

   8.5 Notices. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent via commercial courier or telecopier, directed as follows:


If to Sellers:                   Gerry W. Hall
                                 1412 W. Oakridge Drive
                                 Albany, GA 31708

                                 J. Barry Hall
                                 1412 W. Oakridge Drive
                                 Albany, GA 31708

With a copy to:                  Barry Leitz, Esq.
                                 Rock & Leitz, P.C.
                                 2985 Piedmont Road, NE
                                 Atlanta, GA 30305

                                      26


If to Buyer:                     Transportation Management Group, Inc.
                                 c/o Able Telcom Holding Corp.
                                 1601 Forum Place, Suite 1110
                                 West Palm Beach, FL  33401

With a copy to:                  Donn A. Beloff, Esq.
                                 Holland & Knight
                                 One East Broward Boulevard, 13th Floor
                                 Fort Lauderdale, Florida  33301

                                 Telephone: (954)468-7823
                                 Fax: (954) 463-2030

   8.6     Miscellaneous.

      (a) Entire Agreement. This Agreement (which includes the schedules and exhibits hereto) sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements, including, but not limited to the Letter of Intent. This Agreement can be amended, supplemented, or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, change, or waiver is sought.

      (b) Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respec tive heirs, executors, administrators, personal representatives, successors, and assigns; provided, however, that neither this Agreement nor any right or obligation hereunder may be assigned or transferred, except that Buyer may assign this Agreement and its rights hereunder to any direct or indirect wholly-owned subsidiary of Buyer and to financial institutions providing financing for the transaction.

      (c) Construction of Agreement. The section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the context in which the words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa. References to any gender shall include any other gender that may be applicable in the circumstances. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

      (d) Publicity. No party shall issue any press release or make any other publicly available disclosure of the terms of this transaction without the prior written consent of Buyer and Sellers; provided, however, that the restrictions of this covenant shall not apply (i) if otherwise required by law, (ii) if necessary or appropriate in connection with the transactions contemplated hereunder, (iii) to the extent such information shall have otherwise become publicly available.

      (e) Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid, or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

      (f) Counterparts. This Agreement may be executed in one or more counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement via telephone facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, on the date first above written, the parties have duly executed this Agreement.


                              Traffic Management Group, Inc.



                              By:  /s/ William J. Mercurio
                                   -------------------------------------
                              Its:  President
                                   -------------------------------------


                              Able Telcom Holding Corp.
                              a Florida corporation


                              By:  /s/ William J. Mercurio
                                   -------------------------------------
                              Its:  President
                                   -------------------------------------

                              Georgia Electric Company
                              a Georgia corporation


                              By:  /s/ Gerry W. Hall
                                   -------------------------------------
                              Its:  President
                                   -------------------------------------

                              Sellers:



                               /s/ Gerry W. Hall
                              ------------------------------------------
                              Gerry W. Hall



                               /s/ J. Barry Hall
                              ------------------------------------------
                              J. Barry Hall

                                                                EXHIBIT 2.3(f)

                                    FORM OF
                            SUBSCRIPTION AGREEMENT


   ABLE TELCOM HOLDING CORP., a Florida corporation (the "Corpora tion"), and Gerry W. Hall and J. Barry Hall (each, an "Investor"), hereby agree as follows:

   1. Sale and Purchase of Shares.

      a. Subject to the prior approval of the Corporation's Board of Directors, the Corporation agrees to issue to the Investor, and the Investor agrees to purchase from the Corporation, ____________ shares (the "Shares") of the Corporation's common stock, $.01 par value per share (the "Common Stock"), on the terms and conditions set forth in this Subscription Agreement (the "Agreement").

      b. It is understood that all pertinent documents, records and books and other information pertaining to this investment have been made available for inspection by each Investor and his attorney and/or accountant and that the books and records of the Corporation will be available, upon reasonable notice, for inspection by each Investor during reasonable business hours at the office of the Corporation at 1601 Forum Place, West Palm Beach, Florida 33401.

   2. Closing for the Shares.

      a. The Corporation shall issue the shares as partial consideration for the covenants of Investor contained in that certain Stock Purchase Agreement dated October 12, 1996 by and between the Corporation; Traffic Management Group, Inc., a Florida corporation; Georgia Electric Company, a Georgia corporation, and the Investors.

      b. The Corporation shall issue and deliver a certificate representing the Shares at the times set forth in the Stock
Purchase Agreement

   3. Certain Representations of the Investor.

      The Investor hereby represents and warrants to the Corpora tion, its officers and directors, the following:

      a. Each Investor is an individual resident of Dougherty
County, Georgia.

      b. Each Investor has read carefully and understands this Agreement and has consulted his own attorney or accountant with respect to the investment contemplated hereby and its suitability for the Investor.

      c. The Corporation has made available to each Investor, or his designated representatives, during the course of this transac tion and prior to the purchase of any of the securities referred to herein, the opportunity to ask questions of and receive answers from the officers and directors of the Corporation concerning the terms and conditions of the offering or otherwise relating to the financial data and business of the Corporation, to the extent that the Corporation or its officers and directors possess such information or can acquire it without unreasonable effort or expense. The Corporation has also made available to the Investor for inspection, documents, records, books and other written information about the Corporation, its business and this invest ment.

      d. Each Investor understands and represents that: (i) the Investor must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act and the pertinent state securities laws or unless an exemption from such registration is available; (ii) the Investor is purchasing the Shares for investment for his own account and not for the account of any other person, and not with any present view toward resale or other "distribution" thereof within the meaning of the 1933 Act; and (iii) the Investor agrees not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the 1933 Act.

      e. Each Investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares. Each Investor represents, warrants and covenants that he is an "Accredited Investor" within the meaning of Rule 501 of the 1933 Act. In particular, the Investor qualifies as such pursuant to Subsections (a)(5) and
(6) of Rule 501, which provides that an Accredited Investor shall include:

         (5) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; and

         (6) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reach ing the same income level in the current year.

      f. Each Investor is aware that an investment in the Shares is highly speculative and subject to substantial risks. Each Investor is capable of bearing the high degree of economic risk and burdens of this investment, including the possibility of a complete loss of his investment and the lack of a public market and limited transferability of the Shares, which may make the liquidation of this investment impossible for an indefinite period of time. The financial condition of each Investor is such that he is under no present or contemplated future need to dispose of any of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

      g. All of the information that either Investor has set forth or represented in this Agreement, with respect to his financial position and business and investment experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the purchase of Shares, the Investor will immediately furnish the revised or corrected information to the Corporation.

      h. Each Investor agrees that he shall be bound by all of the terms, conditions, duties and obligations of this Agreement insofar as such matters affect the Corporation and/or the Investor.

   4. Restricted Stock and Legend.

      a. Each Investor acknowledges that the Shares offered hereunder are being offered pursuant to a private placement exemption under the 1933 Act, and that the Shares are deemed "restricted securities" as defined in the 1933 Act. Until the securities offered hereunder become registered with the Securities and Exchange Commission, each certificate representing a share of Common Stock shall bear a legend in substantially the following form:

   THE SHARE(S) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND THE CORPORATION HAS RELIED UPON AN EXEMPTION TO THE REGISTRATION REQUIREMENT UNDER THE ACT FOR THE SALE OF THE SHARE(S) REPRESENTED BY THIS CERTIFICATE TO ITS HOLDER. THEREFORE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED STOCK AND MAY NOT BE SOLD OR TRANSFERRED TO ANY THIRD PARTY WITHOUT EITHER BEING REGIS TERED UNDER THE ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

      b. Prior to any transfer or attempted transfer of any of the Shares issued hereunder, or any interest therein, each Investor shall give the Corporation written notice of his intention to make such transfer, describing the manner of the intended transfer and the proposed transferee. Promptly after receiving such written notice, the Corporation shall present copies thereof to counsel for the Corporation and to any special counsel designated by such Investor or by such holder. If in the opinion of each of such counsel the proposed transfer may be effected without registration of the Shares under the applicable federal or state securities laws, as promptly as practicable, the Corporation shall notify the Investor of such opinions, whereupon the Shares proposed to be transferred shall be transferred in accordance with the terms of said notice. The
Corporation shall not be required to effect any such transfer prior to the receipt of such favorable opinion(s); provided, however, the Corporation may waive the requirement that Investor obtain an opinion of counsel, in its sole and absolute discretion. As a condition to such favorable opinion, counsel for the Corporation may require an investment letter to be executed by the proposed transferee.

   5. No Assignment.

      This Agreement is neither transferable nor assignable by either Investor, without the prior written consent of the Corpora tion.

   6. General.

      This Agreement shall: (i) be binding upon each Investor and the Corporation and their respective representatives, successors, and permitted assigns; (ii) be governed, construed and enforced in accordance with the internal laws of the State of Florida; and (iii) all covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ______ day of ______________, 19__.


                                          "CORPORATION"

                                          ABLE TELCOM HOLDING CORP.
                                          a Florida corporation



                                          By: /s/ William J. Mercurio
                                              -----------------------
                                              William J. Mercurio
                                              Its: President


                                          "INVESTOR"


                                          /s/ Gerry W. Hall
                                          ---------------------------
                                          Gerry W. Hall



                                          "INVESTOR"


                                          /s/ J. Barry Hall
                                          ---------------------------
                                          J. Barry Hall

                                                            Exhibit 3.3(a)(iv)


                             EMPLOYMENT AGREEMENT

   THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of October 12, 1996 by and between Transportation Safety Contractors, Inc., a Florida corporation (the "Company"), and J.
Barry Hall ("Employee").

   WHEREAS, the Company, through its Board of Directors, desires to retain the services of Employee, and Employee desires to be retained by the Company, on the terms and conditions set forth in this Agreement;

   NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

   1. Employment.    The Company hereby employs Employee, and
Employee hereby accepts employment, upon the terms of and subject to this Agreement.

   2. Term. The term (the "Term") of this Agreement shall commence on October 12, 1996, and shall continue until October 11, 2001 unless earlier terminated in accordance with the terms hereof.

   3. Duties. During his employment hereunder, Employee will serve as President of the Company, and shall be responsible for the day-to-day operations of such Company, subject to the supervision and direction by the Chief Executive Officer of Able Telcom Holding Corp., a Florida corporation and the indirect corporate parent of the Company ("Able Telcom"). As part of his duties hereunder, Employee shall, if requested by the Chief Executive Officer of Able Telcom, serve as an executive officer or director (subject to Employee's consent in the case of a directorship) of Able Telcom or an affiliate thereof. Employee shall diligently perform such duties and shall devote his entire business skill, time and effort to his employment and his duties hereunder and shall not during the Term, directly or indirectly, alone or as a member of a partner ship, or as an officer, director, employee or agent of any other person, firm or business organization engage in any other business activities or pursuits requiring his personal service that materially conflict with his duties hereunder or the diligent performance of such duties.


   4. Compensation.

      a. Salary. During his employment hereunder, Employee shall be paid a salary of $150,000 per year, payable in equal installments not less than monthly ("Base Salary"). The Employee's Base Salary shall be reviewed at least annually by the Board of Directors or any Committee of the Board to which authority has been delegated to review executive compensation. The Base Salary shall be increased, in the Company's sole discretion, based on such review.

      b. Insurance. During his employment hereunder, Employee shall be entitled to participate in all such health, life, disability and other insurance programs, if any, that the Company may offer to other key executive employees of the Company from time to time.

      c. Other Benefits. During his employment hereunder, Employee shall be entitled to all such other benefits, if any, that the Company may offer to other key executive employees of the Company from time to time. Without limiting the generality of the foregoing, the Company and Employee agree that

   Employee shall be entitled to participate in Able Telcom's 1995 Qualified Stock Option Plan to the extent mutually agreed between Employee and Able Telcom.

      d. Expense Reimbursement. Employee shall, upon submission of appropriate supporting documentation, be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties hereunder in accordance with policies established by the Company. Such expenses shall include, without limitation, reasonable entertainment expenses, gasoline and toll expenses and cellular phone use charges, if such charges are directly related to the business of the Company.

      e. Grounds for Termination. The Board of Directors of the Company may terminate this Agreement for Cause. As used herein, "Cause" shall mean any of the following: (i) an act of willful misconduct or gross negligence by Employee in the performance of his duties or obligations to the Company; or (ii) conviction of Employee of a felony or any crime involving dishonesty (excepting non-alcohol-related traffic offenses); or (iii) a material act of dishonesty or breach of trust on the part of Employee resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Company.

   5. Termination by Employee. Employee may terminate this Agreement with Good Reason. In the event of termination by Employee for Good Reason, Employee shall be entitled to the benefits of Paragraph 6.b of this Agreement. "Good Reason" means a material breach of the provisions of this Agreement or the Stock Purchase Agreement (defined below) by the Company and Employee provides at least 30 days' prior written notice to the Company of the existence of such breach and his intention to terminate this Agreement (no such termination shall be effective if such breach is cured during such period). For purposes of this Agreement, the "Stock Purchase Agreement" is the agreement entered into of even date herewith between, among others, the Company, the Employee and Able Telcom pursuant to which the Company was purchased by Traffic Management Group, Inc., a wholly owned subsidiary of Able Telcom.

   6. Payment and Other Provisions Upon Termination.

      a. In the event Employee's employment with the Company (including its subsidiaries) is terminated by the Company for Cause as provided in Paragraph 4.e then, on or before Employee's last day of employment with the Company, the provisions of this Paragraph 6.a shall apply. These same provisions shall apply if Employee terminates his employment without Good Reason as described in Paragraph 5.

         (1) Salary. The Company shall pay in a lump sum to Employee at the time of Employee's termination such amount of compensation due Employee for services rendered to the Company. Any and all other rights granted to Employee under this Agreement shall terminate as of the date of termination.


         (2) Noncompetition/Nonsolicitation Period. The provisions of Paragraphs 11 and 12 shall, at the option of the Company in its sole discretion, continue to apply with respect to Employee for a period of up to two years following the date of termination, (a) unless the Company provides a written notice to Employee within 5 business days after Employee's termina tion that the Company does not wish to exercise its right to require that Employee not compete and not solicit in accordance with Paragraphs 11 and 12 hereof; and (b) provided Company thereafter pays to Employee in periodic installments, without interest, in accordance with the regular salary payment practices of the Company an amount equal to (x) the amount of Employee's annual Base Salary as in effect immediately prior to Employee's date of termination, multiplied by (y) the number of months that the Company is requiring the non-competition and non-solicitation covenants to remain in place, divided by 12.

      b. In the event Employee's employment with the Company (including its subsidiaries) is terminated by the Company for any reason other than for Cause as provided in Paragraph 4.e and other than as a consequence of Employee's death, disability, or normal retirement under the Company's retirement plans and practices, then the following provisions apply. These same provisions shall apply if Employee terminates his employment with Good Reason as described in Paragraph 5. In addition to the amounts stated below, Employee shall be paid any other amounts by the Company to which he is entitled.

         (1) Salary. On or before Employee's last day of employment with the Company, the Company shall pay in a lump sum to Employee as compensation for services rendered to the Company a cash amount equal to one-half the amount of Employee's annual Base Salary. At the election of the Company, the cash amount referred to in this Paragraph 6.b.(1) may be paid to Employee in periodic installments, without interest, in accordance with the regular salary payment practices of the Company, with the first such installment to be paid on or before Employee's last day of employment with the Company, and no interest shall be paid with respect to any amount not paid on the Employee's date of termination.

         (2) Benefit Plan Coverage. The Company shall maintain in full force and effect for Employee and his dependents for six months after the date of termination, all life, health, accident, and disability benefit plans and other similar employee benefit plans, programs and arrangements in which Employee or his dependents were entitled to participate immediately prior to the date of termination, in such amounts as were in effect immediately prior to the date of termina tion.

         (3) Other Compensation. Any awards previously made to Employee under any of the Company's compensation plans or programs and not previously paid shall immediately vest on the date of his termination and shall be paid on that date and included as compensation in the year paid.

         (4) Noncompetition/Nonsolicitation Period. The provisions of Paragraphs 11 and 12 shall continue, beyond the time periods set forth in such paragraphs, to apply with respect to Employee for six (6) months following the date of termination, and at the end of such six (6) month period, the Company shall have the right to extend the time period of noncompetition and nonsolicitation for an additional six (6) months by giving written notice to Employee of such extension and paying to Employee an amount equal to one-half the amount of Employee's annual Base Salary as in effect immediately prior to his date of termination. At the election of the Company, the cash amount referred to in the prior sentence of this Paragraph 6.b.(4), 6.b.(4) may be paid to Employee in periodic installments in accordance with the regular salary payment practices of the Company, with the first such installment to be paid on or before the delivery of the notice described in the first sentence of this Paragraph 6.b.(4), 6.b.(4), and no interest shall be paid with respect to any amount paid in installments.

   7. Termination by Reason of Death. If Employee shall die while employed by the Company both prior to termination of employment and during the effective term of this Agreement, all Employee's rights under this Agreement shall terminate with the payment of such amounts of annual Base Salary as have accrued but remain unpaid through the month in which his death occurs, plus three additional months of the fixed salary. In addition, Employee's eligible dependents shall receive continued benefit plan coverage under Paragraph 6.b.(2) for three months from the date of Employee's death.

   8. Termination by Disability. Employee's employment hereunder may be terminated by the Company for disability. In such event, all Employee's rights under this Agreement shall terminate with the payment of such amounts of annual Base Salary as have accrued but remain unpaid as of thirtieth (30th) day after such notice is given except and all benefits under Paragraphs 6.b.(2) and 6.b.(3) shall be extended to Employee as described in such paragraphs. In addition, the noncompetition and nonsolicitation provisions of Paragraphs 11 and 12 shall continue to apply to Employee for a period of one year from the date of termination. For purposes of this Agreement, "disability" is defined to mean that, as a result of Employee's incapacity due to physical or mental illness:

      a. Employee shall have been absent from his duties as an officer of the Company on a substantially full-time basis for three consecutive months; and

      b. Within thirty (30) days after the Company notifies Employee in writing that it intends to replace him, Employee shall not have returned to the performance of his duties as an officer of the Company on a full-time basis.

   9. Arbitration. In the event that one party alleges a breach or should seek to enforce or interpret any provision contained herein (a "Dispute"), such parties hereto shall select an arbitrator (the "Arbitrator") and shall subject the Dispute to arbitration in accordance with the applicable Commercial Arbitration Rules of the American Arbitration Association. The arbitration procedures described herein shall take place in Tampa, Florida. The Arbitrator shall submit a written report stating its decision and a reasonably detailed description of its analysis and the factors that led to such decision to each party within sixty (60) days after the appointment of the Arbitrator. This arbitration result shall be final and binding on each the parties.

   10. Costs of Arbitration or Suit. If arbitration or litigation shall be brought in connection with a Dispute, each party shall bear its own costs and expenses in prosecuting or defending such action.

   11. Noncompetition. The parties hereby acknowledge that the Company has a legitimate business purpose protecting the Company's goodwill, that Employee will be instrumental in generating goodwill for the Company, and that it is reasonable and necessary for the Company under certain circumstances to restrict competition by the Employee following termination of his employment under this Agreement. Accordingly, during the term of this Agreement and for such additional periods as may otherwise be set forth herein in reference to this Paragraph 11, Employee shall not, without the Company's prior written consent, by himself or in partnership or in conjunction with or as an employee, officer, director, manager, consultant or agent of any other person, firm, corporation or other entity, either directly or indirectly, undertake or carry on or be engaged or have any financial or other interest in, or in any other manner advise or assist any person, firm, corporation or other entity engaged or interested in, any business, activity, or enterprise which is similar to or competes with any aspect of the business carried on by the Company, including, without limitation, any business engaged in the business of (a) installing, testing and maintaining intelligent highway and communication systems, including computerized traffic management systems, wireless and fiber optic data networks, weather sensors, voice, data and video systems, and (b) installing and maintaining industrial equipment and control systems. For purposes of this Section 11, the term "Territory" shall mean the states of Georgia, North Carolina, South Carolina, Tennessee, Florida, Alabama, Mississippi, Ohio, Kentucky, Pennsylvania, New Jersey and Texas.

   12. Nonsolicitation of Employees and Customers. At all times during Employee's employment hereunder, or for such additional periods as may otherwise be set forth in this Agreement in reference to this Paragraph 12, Employee shall not, directly or indirectly, for himself or for any other person or entity (i) attempt to employ, employ or enter into any contractual arrangement with any employee or former employee of the Company or the Buyer unless such employee or former employee has not been employed, by the Company, the Buyer or his affiliates or predecessors in interest, for a period in excess of six months nor
(ii) call on or solicit any of the actual or targeted prospective Customers (as hereafter defined) of the Company or the Buyer or his affiliates or predecessors in interest with respect to any matters related to or competitive with the business of the Company or the Buyer. For the purposes of this subsection, the term "Customer" shall mean any individual or entity, or an affiliate, subsidiary, or predecessor in interest thereof, for whom the Company (a) installs, tests or maintains intelligent highway and communication systems, including computerized traffic management systems, wireless and fiber optic data networks, weather sensors, voice, data and video systems, or (b) installs and maintains industrial equipment and control systems or to whom the Company sells products of any sort or nature whatsoever during the term of Employee's employment with the Company.

   13.   Confidentiality.

      a. Nondisclosure. Employee acknowledges and agrees that the Confidential Information (as defined below) is a valuable, special and unique asset of the Company's business. Accord ingly, except in connection with the performance of his duties hereunder, Employee shall not at any time during or subsequent to the term of his employment hereunder disclose, directly or indirectly, to any person or entity any proprietary or confidential information (including, without limitation, any trade secrets, customer or supplier lists, pricing information, marketing arrangements, or strategies, business plans, internal performance statistics, training manuals, or other information concerning the Company or its affiliates that is competitively sensitive or confidential, other than such information as is publicly available from a source other than Sellers, the Company or its officers and directors, and referred to herein collec tively as "Confidential Information") relating to the Company or its affiliates or subsidiaries; and Employee shall not, without the prior written consent of Buyer, to disclose such information to anyone other than (i) disclosure to Buyer and those designated by Buyer, and (ii) any disclosure which is required by law.

      b. Return of Confidential Information. Upon termination of Employee's employment, for whatever reason and whether voluntary or involuntary, or at any time at the request of the Company, Employee shall promptly return all Confidential Information in the possession or under the control of Employee to the Company and shall not retain any copies or other reproductions or extracts thereof. Employee shall at any time at the request of the Company destroy or have destroyed all memoranda, notes, reports, and documents, whether in "hard copy" form or as stored on magnetic or other media, and all copies and other reproduc tions and extracts thereof, prepared by Employee and shall provide the Company with a certificate that the foregoing materials have in fact been returned or destroyed.

      c. Books and Records. All books, records and accounts whether prepared by Employee or otherwise coming into Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of Employee's employment hereunder or upon the Company's request at any time.

   14. Injunction/Specific Performance Setoff. Employee acknowledges that a breach of any of the provisions of Paragraphs 11, 12, or 13 hereof would result in immediate and irreparable injury to the Company which cannot be adequately or reasonably compensated at law. Therefore, Employee agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary and permanent injunction, without the posting of a bond, enjoining and restraining such breach by Employee or his agents, either directly or indirectly, and that such right to injunction shall be cumulative to whatever other remedies for actual damages to which the Company is entitled. Employee further agrees that the Company may set off against or recoup from any amounts due under this Agreement or any other Agreement to the extent of any losses incurred by the Company as a result of any breach by Employee of the provisions of Paragraphs 11, 12, or 13 hereof.

   15. Severability. Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   16. Successors. This Agreement shall be binding upon Employee and inure to his and his estate's benefit, and shall be binding upon and inure to the benefit of the Company and any permitted successor of the Company. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by:
Employee or anyone claiming through Employee; or by the Company, except to any corporation which is the successor in interest to the Company by reason of a merger, consolidation or sale of substantially all of the assets of the Company.

   17. Controlling Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Florida.

   18. Notices. Any notice required or permitted to be given hereunder shall be written and sent by registered or certified mail, telecommunicated or hand delivered at the address set forth herein or to any other address of which notice is given:

   To the Company:   Transportation Safety Contractors, Inc.
                     c/o Able Telcom Holding Corp.
                     1601 Forum Place
                     Suite 1110
                     West Palm Beach, Florida  33401

   To Employee:      Gerry W. Hall
                     1412 W. Oakridge Drive
                     Albany, GA  31708

   19. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto on the subject matter hereof and may not be modified without the written agreement of both parties hereto.

   20. Waiver. A waiver by any party of any of the terms and conditions hereof shall not be construed as a general waiver by such party.

   21. Counterparts. This Agreement may be executed in counter parts, each of which shall be deemed an original and both of which together shall constitute a single agreement.

   22. Interpretation. In the event of a conflict between the provisions of this Agreement and any other agreement or document defining rights and duties of Employee or the Company upon Employee's termination, the rights and duties set forth in this Agreement shall control.

   23. Survival. Notwithstanding the provisions of Paragraph 2, the provisions of Paragraphs 9, 11, 12 and 13 shall survive the expiration or early termination of this Agreement.

   IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties as of the date first above written.


                                        COMPANY:

                                        Transportation Safety Contractors, Inc.


                                        /s/ William J. Mercurio
                                        ---------------------------------------
                                        By: William J. Mercurio
                                        Its: President



                                        EMPLOYEE:


                                        /s/ J. Barry Hall
                                        ---------------------------------------
                                        J. Barry Hall



Able Telcom acknowledges
and agrees to be bound by
the terms of Section ? hereof.

ABLE TELCOM HOLDING CORP.

/s/ Daniel Osborne
-------------------------------
By: Daniel Osborne

Its:


                                                            Exhibit 3.3(a)(iv)


                             EMPLOYMENT AGREEMENT

   THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of October 12, 1996 by and between Georgia Electric
Company, a Georgia corporation ("the Company"), and Gerry W. Hall
("Employee").

   WHEREAS, the Company, through its Board of Directors, desires to retain the services of Employee, and Employee desires to be retained by the Company, on the terms and conditions set forth in this Agreement;

   NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

   1. Employment.    The Company hereby employs Employee, and
Employee hereby accepts employment, upon the terms of and subject to this Agreement.

   2. Term. The term (the "Term") of this Agreement shall commence on October 12, 1996, and shall continue until October 11, 2001 unless earlier terminated in accordance with the terms hereof.

   3. Duties. During his employment hereunder, Employee will serve as President of the Company, and shall be responsible for the day-to-day operations of such Company, subject to the supervision and direction by the Chief Executive Officer of Able Telcom Holding Corp., a Florida corporation and the indirect corporate parent of the Company ("Able Telcom"). As part of his duties hereunder, Employee shall, if requested by the Chief Executive Officer of Able Telcom, serve as an executive officer or director (subject to Employee's consent in the case of a directorship) of Able Telcom or an affiliate thereof. Employee shall diligently perform such duties and shall devote his entire business skill, time and effort to his employment and his duties hereunder and shall not during the Term, directly or indirectly, alone or as a member of a partner ship, or as an officer, director, employee or agent of any other person, firm or business organization engage in any other business activities or pursuits requiring his personal service that materially conflict with his duties hereunder or the diligent performance of such duties.

   4. Compensation.

      a. Salary. During his employment hereunder, Employee shall be paid a salary of $150,000 per year, payable in equal installments not less than monthly ("Base Salary"). The Employee's Base Salary shall be reviewed at least annually by the Board of Directors or any Committee of the Board to which authority has been delegated to review executive compensation. The Base Salary shall be increased, in the Company's sole discretion, based on such review.

      b. Insurance. During his employment hereunder, Employee shall be entitled to participate in all such health, life, disability and other insurance programs, if any, that the Company may offer to other key executive employees of the Company from time to time.

      c. Other Benefits. During his employment hereunder, Employee shall be entitled to all such other benefits, if any, that the Company may offer to other key executive employees of the Company from time to time.

      d. Expense Reimbursement. Employee shall, upon submission of appropriate supporting documentation, be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties hereunder in accordance with policies established by the Company. Such expenses shall include, without limitation, reasonable entertainment expenses, gasoline and toll expenses and cellular phone use charges, if such charges are directly related to the business of the Company.

   5. Grounds for Termination. The Board of Directors of the Company may terminate this Agreement for Cause. As used herein, "Cause" shall mean any of the following: (i) an act of willful misconduct or gross negligence by Employee in the performance of his duties or obligations to the Company; or (ii) conviction of Employee of a felony or any crime involving dishonesty (excepting non-alcohol-related traffic offenses); or (iii) a material act of dishonesty or breach of trust on the part of Employee resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Company.

   6. Termination by Employee. Employee may terminate this Agreement with Good Reason. In the event of termination by Employee for Good Reason, Employee shall be entitled to the benefits of Paragraph 7.b of this Agreement. "Good Reason" means a material breach of the provisions of this Agreement or the Stock Purchase Agreement (defined below) by the Company and Employee provides at least 30 days' prior written notice to the Company of the existence of such breach and his intention to terminate this Agreement (no such termination shall be effective if such breach is cured during such period). For purposes of this Agreement, the "Stock Purchase Agreement" is the agreement entered into of even date herewith between, among others, the Company, the Employee and Able Telcom pursuant to which the Company was purchased by Traffic Management Group, Inc., a wholly owned subsidiary of Able Telcom.

   7. Payment and Other Provisions Upon Termination.

      a. In the event Employee's employment with the Company (including its subsidiaries) is terminated by the Company for Cause as provided in Paragraph 5 then, on or before Employee's last day of employment with the Company, the provisions of this Paragraph 7.a shall apply. These same provisions shall apply if Employee terminates his employment without Good Reason as described in Paragraph 6.

         (1) Salary. The Company shall pay in a lump sum to Employee at the time of Employee's termination such amount of compensation due Employee for services rendered to the Company. Any and all other rights granted to Employee under this Agreement shall terminate as of the date of termination.


         (2) Noncompetition/Nonsolicitation Period. The provisions of Paragraphs 12 and 13 shall, at the option of the Company in its sole discretion, continue to apply with respect to Employee for a period of up to two years following the date of termination, (a) unless the Company provides a written notice to Employee within 5 business days after Employee's termina tion that the Company does not wish to exercise its right to require that Employee not compete and not solicit in accordance with Paragraphs 12 and 13 hereof; and (b) provided Company thereafter pays to Employee in periodic installments, without interest, in accordance with the regular salary payment practices of the Company an amount equal to (x) the amount of Employee's annual Base Salary as in effect immediately prior to Employee's date of termination, multiplied by (y) the number of months that the Company is requiring the non-competition and non-solicitation covenants to remain in place, divided by 12.

      b. In the event Employee's employment with the Company (including its subsidiaries) is terminated by the Company for any reason other than for Cause as provided in Paragraph 5 and other than as a consequence of Employee's death, disability, or normal retirement under the Company's retirement plans and practices, then the following provisions apply. These same provisions shall apply if Employee terminates his employment with Good Reason as described in Paragraph 6. In addition to the amounts stated below, Employee shall be paid any other amounts by the Company to which he is entitled.

         (1) Salary. On or before Employee's last day of employment with the Company, the Company shall pay in a lump sum to Employee as compensation for services rendered to the Company a cash amount equal to one-half the amount of
      Employee's annual Base Salary. At the election of the Company, the cash amount referred to in this Paragraph 7.b.(1) may be paid to Employee in periodic installments, without interest, in accordance with the regular salary payment practices of the Company, with the first such installment to be paid on or before Employee's last day of employment with the Company, and no interest shall be paid with respect to any amount not paid on the Employee's date of termination.

         (2) Benefit Plan Coverage. The Company shall maintain in full force and effect for Employee and his dependents for six months after the date of termination, all life, health, accident, and disability benefit plans and other similar employee benefit plans, programs and arrangements in which Employee or his dependents were entitled to participate immediately prior to the date of termination, in such amounts as were in effect immediately prior to the date of termina tion.

         (3) Other Compensation. Any awards previously made to Employee under any of the Company's compensation plans or programs and not previously paid shall immediately vest on the date of his termination and shall be paid on that date and included as compensation in the year paid.

         (4) Noncompetition/Nonsolicitation Period. The provisions of Paragraphs 12 and 13 shall continue, beyond the time periods set forth in such paragraphs, to apply with respect to Employee for six (6) months following the date of termination, and at the end of such six (6) month period, the Company shall have the right to extend the time period of noncompetition and nonsolicitation for an additional six (6) months by giving written notice to Employee of such extension and paying to Employee an amount equal to one-half the amount of Employee's annual Base Salary as in effect immediately prior to his date of termination. At the election of the Company, the cash amount referred to in the prior sentence of this Paragraph 7.b.(4), 7.b.(4) may be paid to Employee in periodic installments in accordance with the regular salary payment practices of the Company, with the first such installment to be paid on or before the delivery of the notice described in the first sentence of this Paragraph 7.b.(4), 7.b.(4), and no interest shall be paid with respect to any amount paid in installments.

   8. Termination by Reason of Death. If Employee shall die while employed by the Company both prior to termination of employment and during the effective term of this Agreement, all Employee's rights under this Agreement shall terminate with the payment of such amounts of annual Base Salary as have accrued but remain unpaid through the month in which his death occurs, plus three additional months of the fixed salary. In addition, Employee's eligible dependents shall receive continued benefit plan coverage under Paragraph 7.b.(2) for three months from the date of Employee's death.

   9. Termination by Disability. Employee's employment hereunder may be terminated by the Company for disability. In such event, all Employee's rights under this Agreement shall terminate with the payment of such amounts of annual Base Salary as have accrued but remain unpaid as of thirtieth (30th) day after such notice is given except and all benefits under Paragraphs 7.b.(2) and

7.b.(3) shall be extended to Employee as described in such paragraphs. In addition, the noncompetition and nonsolicitation provisions of Paragraphs 12 and 13 shall continue to apply to Employee for a period of one year from the date of termination. For purposes of this Agreement, "disability" is defined to mean that, as a result of Employee's incapacity due to physical or mental illness:

      a. Employee shall have been absent from his duties as an officer of the Company on a substantially full-time basis for three consecutive months; and

      b. Within thirty (30) days after the Company notifies Employee in writing that it intends to replace him, Employee shall not have returned to the performance of his duties as an officer of the Company on a full-time basis.

   10. Arbitration. In the event that one party alleges a breach or should seek to enforce or interpret any provision contained herein (a "Dispute"), such parties hereto shall select an arbitrator (the "Arbitrator") and shall subject the Dispute to arbitration in accordance with the applicable Commercial Arbitration Rules of the American Arbitration Association. The arbitration procedures described herein shall take place in Atlanta, Georgia. The Arbitrator shall submit a written report stating its decision and a reasonably detailed description of its analysis and the factors that led to such decision to each party within sixty (60) days after the appointment of the Arbitrator. This arbitration result shall be final and binding on each the parties.

   11. Costs of Arbitration or Suit. If arbitration or litigation shall be brought in connection with a Dispute, each party shall bear its own costs and expenses in prosecuting or defending such action.

   12. Noncompetition. The parties hereby acknowledge that the Company has a legitimate business purpose protecting the Company's goodwill, that Employee will be instrumental in generating goodwill for the Company, and that it is reasonable and necessary for the Company under certain circumstances to restrict competition by the Employee following termination of his employment under this Agreement. Accordingly, during the term of this Agreement and for such additional periods as may otherwise be set forth herein in reference to this Paragraph 12, Employee shall not, without the Company's prior written consent, by himself or in partnership or in conjunction with or as an employee, officer, director, manager, consultant or agent of any other person, firm, corporation or other entity, either directly or indirectly, undertake or carry on or be engaged or have any financial or other interest in, or in any other manner advise or assist any person, firm, corporation or other entity engaged or interested in, any business, activity, or enterprise which is similar to or competes with any aspect of the business carried on by the Company, including, without limitation, any business engaged in the business of (a) installing, testing and maintaining intelligent highway and communication systems, including computerized traffic management systems, wireless and fiber optic data networks, weather sensors, voice, data and video systems, and (b) installing and maintaining industrial equipment and control systems. For purposes of this Section 12, the term "Territory" shall mean the states of Georgia, North Carolina, South Carolina, Tennessee, Florida, Alabama, Mississippi, Ohio, Kentucky, Pennsylvania, New Jersey and Texas.

   13. Nonsolicitation of Employees and Customers. At all times during Employee's employment hereunder, or for such additional periods as may otherwise be set forth in this Agreement in reference to this Paragraph 13, Employee shall not, directly or indirectly, for himself or for any other person or entity (i) attempt to employ, employ or enter into any contractual arrangement with any employee or former employee of the Company or the Buyer unless such employee or former employee has not been employed, by the Company, the Buyer or his affiliates or predecessors in interest, for a period in excess of six months nor
(ii) call on or solicit any of the actual or targeted prospective Customers (as hereafter defined) of the Company or the Buyer or his affiliates or predecessors in interest with respect to any matters related to or competitive with the business of the Company or the Buyer. For the purposes of this subsection, the term "Customer" shall mean any individual or entity, or an affiliate, subsidiary, or predecessor in interest thereof, for whom the Company (a) installs, tests or maintains intelligent highway and communication systems, including computerized traffic management systems, wireless and fiber optic data networks, weather sensors, voice, data and video systems, or (b) installs and maintains industrial equipment and control systems or to whom the Company sells products of any sort or nature whatsoever during the term of Employee's employment with the Company.

   14.   Confidentiality.

      a. Nondisclosure. Employee acknowledges and agrees that the Confidential Information (as defined below) is a valuable, special and unique asset of the Company's business. Accord ingly, except in connection with the performance of his duties hereunder, Employee shall not at any time during or subsequent to the term of his employment hereunder disclose, directly or indirectly, to any person or entity any proprietary or confidential information (including, without limitation, any trade secrets, customer or supplier lists, pricing information, marketing arrangements, or strategies, business plans, internal performance statistics, training manuals, or other information concerning the Company or its affiliates that is competitively sensitive or confidential, other than such information as is publicly available from a source other than Sellers, the Company or its officers and directors, and referred to herein collec tively as "Confidential Information") relating to the Company or its affiliates or subsidiaries; and Employee shall not, without the prior written consent of Buyer, to disclose such information to anyone other than (i) disclosure to Buyer and those designated by Buyer, and (ii) any disclosure which is required by law.

      b. Return of Confidential Information. Upon termination of Employee's employment, for whatever reason and whether voluntary or involuntary, or at any time at the request of the Company, Employee shall promptly return all Confidential Information in the possession or under the control of Employee to the Company and shall not retain any copies or other reproductions or extracts thereof. Employee shall at any time at the request of the Company destroy or have destroyed all memoranda, notes, reports, and documents, whether in "hard copy" form or as stored on magnetic or other media, and all copies and other reproduc tions and extracts thereof, prepared by Employee and shall provide the Company with a certificate that the foregoing materials have in fact been returned or destroyed.

      c. Books and Records. All books, records and accounts whether prepared by Employee or otherwise coming into Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of Employee's employment hereunder or upon the Company's request at any time.

   15. Injunction/Specific Performance Setoff. Employee acknowledges that a breach of any of the provisions of Paragraphs 12, 13, or 14 hereof would result in immediate and irreparable injury to the Company which cannot be adequately or reasonably compensated at law. Therefore, Employee agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary and permanent injunction, without the posting of a bond, enjoining and restraining such breach by Employee or his agents, either directly or indirectly, and that such right to injunction shall be cumulative to whatever other remedies for actual damages to which the Company is entitled. Employee further agrees that the Company may set off against or recoup from any amounts due under this Agreement or any other Agreement to the extent of any losses incurred by the Company as a result of any breach by Employee of the provisions of Paragraphs 12, 13, or 14 hereof.
   16. Severability. Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   17. Successors. This Agreement shall be binding upon Employee and inure to his and his estate's benefit, and shall be binding upon and inure to the benefit of the Company and any permitted successor of the Company. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by:
Employee or anyone claiming through Employee; or by the Company, except to any corporation which is the successor in interest to the Company by reason of a merger, consolidation or sale of substantially all of the assets of the Company.

   18. Controlling Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Florida.

   19. Notices. Any notice required or permitted to be given hereunder shall be written and sent by registered or certified mail, telecommunicated or hand delivered at the address set forth herein or to any other address of which notice is given:


   To the Company:   Georgia Electric Company
                     c/o Able Telcom Holding Corp.
                     1601 Forum Place
                     Suite 1110
                     West Palm Beach, Florida  33401

   To Employee:      Gerry W. Hall
                     1412 W. Oakridge Drive
                     Albany, GA  31708


   20. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto on the subject matter hereof and may not be modified without the written agreement of both parties hereto.

   21. Waiver. A waiver by any party of any of the terms and conditions hereof shall not be construed as a general waiver by such party.

   22. Counterparts. This Agreement may be executed in counter parts, each of which shall be deemed an original and both of which together shall constitute a single agreement.

   23. Interpretation. In the event of a conflict between the provisions of this Agreement and any other agreement or document defining rights and duties of Employee or the Company upon Employee's termination, the rights and duties set forth in this Agreement shall control.

   24. Survival. Notwithstanding the provisions of Paragraph 2, the provisions of Paragraphs 10, 12, 13 and 14 shall survive the expiration or early termination of this Agreement.

   IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties as of the date first above written.


                                          COMPANY:

                                          Georgia Electric Company

                                          /s/ William J. Mercurio
                                          -------------------------------------
                                          By: William J. Mercurio
                                          Its: Chairman



                                          EMPLOYEE:


                                          /s/ Garry W. Hall
                                          -------------------------------------
                                          Garry W. Hall

                               ESCROW AGREEMENT

                           Dated:  October 12, 1996


            The parties to this agreement ("Agreement") are Traffic Management Group, Inc., Inc., a Florida corporation and Able Telcom Holding Corp., a Florida corporation (each a "Buyer" and collectively "Buyers"); Gerry W. Hall and J. Barry Hall (each a "Seller" and collectively, "Sellers"); and Rock & Leitz, P.C. (the "Escrow Agent").

            Buyers and Sellers have entered into a Stock Purchase Agreement dated as of October 12, 1996 (the "Stock Purchase Agreement"), a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

            Accordingly, the parties agree as follows:

      1.    Appointment of Escrow Agent.

            Buyers and Sellers appoint Rock & Leitz, P.C. as Escrow Agent, and Rock & Leitz, P.C. accepts that appointment and agrees to hold and dispose of the Escrow Shares in accordance with the terms of this Agreement.

      2.    The Escrow Documents

            a. Pursuant to Section 3.3(a)(v) of the Stock Purchase Agreement, Sellers have delivered to Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, the following (collectively "Sellers' Docu ments") to be held in escrow in accordance with the terms of this Agreement:

                  (i) Certificate No. 16 representing 450 shares of common stock of Georgia Electric Company, a Georgia corporation ("Georgia Electric"), issued in the name of Traffic Management Group, Inc. (such shares, together with all dividends and other amounts from time to time held by the Escrow Agent under this Agreement, being referred to below as the "Escrow Shares");

                  (ii) The Stock Purchase Agreement, duly executed by Sellers and Georgia Electric, together with all Schedules and Exhibits thereto as provided therein;


                  (iii) An Employment Agreement between Georgia
                        Electric and Gerry W. Hall, duly executed by Gerry W. Hall;

                  (iv) An Employment Agreement between Transportation Safety Contractors, Inc., a Florida corpora tion ("TSC"), and J. Barry Hall, duly executed by J. Barry Hall;

                  (v) Such other documents, instruments, and certificates as may Buyer may have requested in accordance with the Stock Purchase Agree ment and listed on Appendix A hereto.

            b. Pursuant to Section 3.3(b)(iii) of the Stock Purchase Agreement, Buyers have delivered to Escrow Agent, and the Escrow Agent hereby acknowledges receipt of a "Funding
                  Deposit" in the amount of $100,000, the following (collectively, "Buyers' Documents") to be held in escrow in accordance with the terms of this Agreement:

                  (i) The Stock Purchase Agreement, duly executed by Buyers, together with all Schedules and Exhibits thereto as provided therein;

                  (ii)  An Employment Agreement between Georgia
                        Electric, a Florida corporation and Gerry W.
                        Hall, duly executed by Georgia Electric;

                  (iii) An Employment Agreement between TSC and
                        J. Barry Hall, duly executed by TSC;

                  (iv) Such other documents, instruments, and certificates as may Sellers may have requested in accordance with the Stock Purchase Agree ment and listed on Appendix B hereto.

            c. Certificates of the respective corporate secretar ies of Buyers shall be delivered to the Escrow
                  Agent on or before the Funding Date.


      3.    Release of the Escrow Documents.

            a.    Funding Date.

                  (i) For purposes of this Agreement, the "Funding Date" is October 31, 1996.

                  (ii) The Funding Date may be amended by Sellers to a later date that Sellers may determine; provided that they notify the Escrow Agent of such change prior to 12:00 p.m. on the first business day following the Funding Date.

            b. Delivery of Escrow Documents. The Escrow Agent shall deliver the Buyers' Documents and the Sellers' Documents (collectively, the "Escrow Documents") as follows:

                  (i) If the Escrow Agent  receives,  on or before 12:00 p.m. on the Funding Date, confirmation, either oral or written, by a duly authorized representative of the Buyer's bank ("Buyer's Bank") of a wire transfer, of the full amount of the Cash Consideration (less the Funding Deposit) (as such term is defined in the Stock Purchase Agreement), together with a Fed Wire confirmation number and ABA routing number, for credit to the accounts of Sellers, then the Escrow Agent shall promptly deliver to Buyers the Funding Deposit and the Sellers' Documents listed in Paragraph 2.a, above and shall promptly deliver to Sellers the Buyers' Documents listed in Paragraph 2.b, above.

                  (ii) If the Escrow Agent fails to receive, on or before 12:00 p.m. on the Funding Date, confirmation described in Paragraph 3.b.(i) then the Escrow Agent shall:

                        (a) Notify, promptly upon the opening of business on the
                  first business day following the Funding Date, both Sellers and Buyers that no notification of the wiring of the Cash Consider ation has been received by the Escrow Agent; and

                        (b) Promptly  after 12:00 p.m. on the date following the
                  Funding Date, deliver to Sellers the Funding Deposit and the Sellers' Documents listed in 2.a and deliver to Buyers the Buyers' Documents listed in 2.b; provided however, if the Sellers have amended the Funding Date as provided in Paragraph 3.a.(ii) within the time period set forth therein, then the Escrow Agent shall retain both Buyers' Documents and Sellers' Documents and shall consider Paragraph 3.a of this Agreement to be amended to reflect such change (and in such case all references herein to "Funding Date" shall refer to the Funding Date as amended).

            c. The Escrow Agent may at any time commence an action in the nature of interpleader or other legal proceedings and may deposit the Escrow Documents with the clerk of a court of competent jurisdiction.

            d. Upon any delivery or deposit of the Escrow Documents as provided in Paragraph 3.b, the Escrow Agent shall be released and discharged from any further obligation under this Agreement. Such delivery is referred to herein and in the Stock Purchase Agreement as the "Closing of the Escrow."

      4.    Concerning the Escrow Agent

            a. The Escrow Agent shall not have any liability to any of the parties to this Agreement or to any third party arising out of its services as Escrow Agent under this Agreement, except for damages directly resulting from the Escrow Agent's gross negligence or willful misconduct.

            b. Buyer and Sellers jointly and severally shall indemnify the Escrow Agent and hold it harmless against any loss, liability, damage or expense (including reasonable attorneys' fees) that the Escrow Agent may incur as a result of acting as escrow agent under this Agreement, except for any loss, liability, damage or expense arising from its own gross negligence or willful misconduct. For this purpose, the term "attorneys' fees" includes fees payable to any counsel retained by the Escrow Agent in connection with its services under this Agreement and, with respect to any matter arising under this Agreement as to which the Escrow Agent performs legal services, its standard hourly rates and charges then in effect.

            c. The Escrow Agent shall be entitled to rely upon any judgment, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity of, or the correctness of any fact stated in, that document and irrespective of any facts the Escrow Agent may know or be deemed to know in any other capacity. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with this Agreement has been duly authorized to do so.

            d. The Escrow Agent shall have no duties or responsi bilities except those expressly set forth in this Agreement. The Escrow Agent shall not have any obligations arising out of or be bound by the provisions of any other agreement, written or oral, including, but not limited to, the Stock Purchase Agreement.

            e. Buyers each acknowledge that the Escrow Agent has represented Sellers in connection with the Stock Purchase Agreement and this Agreement and that it may continue to represent Sellers in that connection and in connection with the transactions contemplated by those agreements, including, but not limited to, in connection with any disputes that may arise under either of those agreements. The Escrow Agent shall not be precluded from or restricted from representing Buyer or otherwise acting as attorneys for Sellers in any matter, including, but not limited to, any court proceeding or other matter related to the Stock Purchase Agreement or the transactions contemplated by the Stock Purchase Agreement, or this Agreement or the Escrow Documents, whether or not there is a dispute between Buyers and Sellers with respect to any such matter. Buyers each irrevocably consent to any such representation and waives any conflict or appearance of conflict with respect to any such representation.

            f. All of the Escrow Agent's rights of indemnification provided for in this agreement shall survive the resignation of the Escrow Agent, its replacement by a successor Escrow Agent, its delivery or deposit of the Escrow Documents in accordance with this Agreement, the termination of this Agreement, and any other event that occurs after this date.

            g. The Escrow Agent shall have no responsibility with respect to the sufficiency of the arrangements contemplated by this Escrow Agreement to accomplish the intentions of the parties.

            h. The Escrow Agent shall have not laibility to any of the parties hto this Agreement, or to third parties, as a result of any act or omission to act taken on reliance upon the written advice of its counsel.

      5.    Representations.

            Buyers and Sellers each represent and warrant to the Escrow Agent that it or he, as the case may be, has full power and authority to enter into and perform this Agreement; that in the case of Buyer the execution and delivery of this Agreement was duly authorized by all necessary corporate action; and that this Agreement is enforceable against each of them in accordance with its terms.

      6.    Resignation; Successor Escrow Agent.

            The Escrow Agent (and any successor escrow agent) may at any time resign as such upon 15 days' prior notice to each of the other parties. Upon receipt of a notice of resignation, each of the other parties shall use their best efforts to select a successor agent within 30 days, but if within that 30 day period the Escrow Agent has not received a notice signed by both of them appointing a successor escrow agent and setting forth its name and address, the Escrow Agent may (but shall not be obligated to) select on their behalf a bank or trust company to act as successor escrow agent, for such compensation as that bank or trust company customarily charges and on such terms and conditions not inconsistent with this Agreement as that bank or trust company reasonably requires. The fees and charges of any successor escrow agent shall be borne equally by the parties but, in default of which, shall be payable out of the Escrow Documents. A successor escrow agent selected by the resigning Escrow Agent may become the Escrow Agent by confirming in writing its acceptance of the position. Buyer and Sellers each shall sign such other documents as the successor escrow agent reasonably requests in connection with its appointment, and each of them hereby irrevocably appoints the Escrow Agent as its attorney-in-fact to sign all such documents in its name and place. The Escrow Agent may deliver the Escrow Documents to the successor escrow agent selected pursuant to this provision and, upon such delivery, the successor escrow agent shall become the Escrow Agent for all purposes under this Agreement and shall have all of the rights and obligations of the Escrow Agent under this Agreement and the resigning Escrow Agent shall have no further responsibilities or obligations under this Agreement.

      7.    Notices.

            All notices, instructions, objections or other communications under this Agreement shall be in writing and shall be deemed given when sent by United States registered mail, return receipt requested, to the respective parties at the following addresses (or at such other address as a party may specify by notice given in accordance with this paragraph):

      If to Buyers, to it at:

            Able Telcom Holding Corp.
            1601 Forum Place
            Suite 1110
            West Palm Beach, FL  33401
            Attn: William J. Mercurio

            with a copy to:

            Holland & Knight
            One East Broward Boulevard
            Fort Lauderdale, FL 33301
            Attention:  Donn A. Beloff, Esq.

      If to Sellers, to them at:

            Georgia Electric Company
            1412 W. Oakridge Drive
            Albany, GA 31708

            with a copy to:

            Barry Leitz, Esq.
            Rock & Leitz, P.C.
            2985 Piedmont Road, NE
            Atlanta, GA 30305


      If to the Escrow Agent:

            Barry Leitz, Esq.
            Rock & Leitz, P.C.
            2985 Piedmont Road, NE
            Atlanta, GA 30305


      8.    Miscellaneous.

            a. Escrow Agent shall be reumerated by Buyers for its services hereunder at tis normal hourly rate, not to exceed a total fee of $750.

            b. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid or unenforceable in any jurisdiction the remaining provisions of this Agreement shall not be affected thereby, and the invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction. It is understood, however, that the parties intend each provision of this Agreement to be valid and enforceable and each of them waives all rights to object to any provision of this Agreement.

            c. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign its rights or obligations under this Agreement or any interest in the Escrow Documents without the written consent of the other parties, and any other purported assignment shall be void. In no event shall the Escrow Agent be required to act upon, or be bound by, any notice, instruction, objection or other communication given by a person other than, nor shall the Escrow Agent be required to deliver the Escrow Documents to any person other than, Buyer or Sellers.

            d. This Agreement shall be governed by and construed in accordance with the law of the State of Georgia applicable to agreements made and to be performed in Georgia (without resort to conflicts of law principles).

            e. The courts of Georgia and the United States District Courts for Georgia shall have exclusive jurisdiction over the parties (and the subject matter) with respect to any dispute or controversy arising under or in connection with this Agreement. A summons or complaint or other process in any such action or proceeding served by mail in accordance with section 6 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service.

            f. This Agreement contains a complete statement of all of the arrangements among the parties with respect to its subject matter and cannot be changed or terminated orally. Any waiver must be in writing.

            g. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

            h. The section headings used herein are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                              Buyers:

                              TRAFFIC MANAGEMENT GROUP, INC.


                              By: /s/ Willima J. Mercurio
                                  --------------------------
                                  Name:William J. Mercurio
                                  Title:President


                              ABLE TELCOM HOLDING CORP.



                              By: /s/ William J. Mercurio
                                  --------------------------
                                  Name:William J. Mercurio
                                  Title:President



                              Sellers:


                              /s/ Gerry W. Hall
                              -----------------------------
                              Gerry W. Hall


                              /s/ J. Barry Hall
                              -----------------------------
                              J. Barry Hall



                              Escrow Agent:

                              Rock & Leitz, P.C.
                              -----------------------------
                              By: Rock & Leitz, P.C.



                                Exhibit 3.3(a)(i)

                                          October 12, 1996


Traffic Management Group, Inc.
Able Telcom Holding Corp.
1601 Forum Place
Suite 1110
West Palm Beach, FL 33401

Attention:  Mr. William J. Mercurio

            Re:   Georgia Electric Company

Gentlemen:

            We have acted as special counsel to Georgia Electric Company, a Georgia corporation (the "Company"), and Gerry W. Hall and J. Barry Hall, the sole shareholders of the Company (each a "Seller" and collectively, the "Sellers"), in connection with the sale of the Stock pursuant to the Stock Purchase Agreement dated as of October __ 1996 (the "Agreement") between the
Company, the Sellers and Traffic Management Group, Inc., a Florida corporation ("Buyer"), which is a wholly owned subsidiary of Able Telcom Holding Corp. This opinion letter is provided to you at the request of the Sellers pursuant to
Section 3.3(a)(i) of the Agreement. Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Agreement

            As to various questions of fact material to this opinion, we have relied upon the represen tations made in the Agreement and certificates of public officials and representatives of the Company, corporate documents and records, a Certificate of Seller, a copy of which is attached hereto as Exhibit A, and have made such other investigations, as we have deemed necessary in order to give the opinions hereinafter set forth. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have also assumed that all documents examined by us have been duly and validly authorized, executed and delivered by, and are legally valid and binding on and enforceable against, each of the parties thereto other than the Buyers.

      When reference is made in this opinion to our "knowledge" of certain matters or to matters "known to us," it means the actual present knowledge and conscious awareness of such matters by the attor neys at our firm directly involved in the represen tation of the Sellers in respect of the transac tions contemplated by the Agreement, which knowl edge was communicated to or obtained by such attorneys solely in their capacity as attorneys, without any independent investigation by us.

            Based upon the foregoing, and subject to the foregoing, we are of the opinion that:

Traffic Management Group, Inc.
Able Telcom Holding Corp.
October 19, 1996
Page 2


      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

      2. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to conduct its business as it is now being conducted, to execute, deliver and perform its obligations under the Agreement and to consummate the transactions contemplated thereby.

      3. The authorized capital stock of the Company consists solely of 2,500 shares of common stock, $100 par value per share, of which 450 shares (the "Shares") are issued and outstanding. No shares of capital stock are held in the Com pany's treasury. All of the Shares are validly issued, fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding, and were issued in compli ance with all applicable federal and state securi ties or "blue sky" laws and regulations.

      4. To our knowledge, there are no existing options, warrants, calls, commitments or other agreements requiring the issuance or sale of any additional shares of stock or other securities of the Company, and to our knowledge, there are not share of stock or other securities of the Company that are reserved for issuance or sale for any
purpose.  To  our  knowledge,   there  are  not  agree  ments,   commitments  or
restrictions related to ownership or voting of any shares of stock or other securities of the Company.

      5.    Each of the Sellers:

            a.    is the holder of record, as shown on
the Company's stock transfer records, of 225 shares of the Stock,

            b.    to our knowledge owns all of such
Shares free and clear of all Encumbrances, and upon delivery of the Shares hereunder. To our knowledge
Buyer will acquire title thereto, free and clear of any and all Encumbrances.

            c. has the legal capacity to own and hold the Shares and to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby, and the instruments executed pursuant thereto are effective to transfer to the Purchaser all right, title and interest in and to the shares.

            d. The Agreement and the Sellers' Documents have been duly executed and delivered by the Company and the Sellers, are valid and binding upon the Company and the Sellers and are enforce able, in accordance with their respective terms, against the Company and the Sellers except to the extent that



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Traffic Management Group, Inc.
Able Telcom Holding Corp.
October 19, 1996
Page 3

enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the princi ples governing the availability of equitable remedies.

            e. The execution and delivery of the Agreement and the Sellers' Documents by the Sellers and the Company do not, and the consummation of the transactions contemplated thereby will not, violate or conflict with any provision of the Company's Articles of Incorporation or Bylaws or, to our knowledge, conflict with or result in any breach of any contract or agreement to which the Company or Seller is a party or by which the Company or the Seller is bound or to which the properties or assets of either of them are subject or violate, or result in a breach of or conflict with, or, require any notice, filing or consent under, any statute, rule, regulation or other provision of law or to our knowledge, any order, judgment or other direction of any court or other tribunal or any other governmental requirement, permit, registra tion, license or other authorization applicable to Sellers or the Company, or any of their assets or business.

            f.  To  our  knowledge,  there  is  no  litigation,   proceeding  or
investigation pending, threatened or proposed in any manner involving the Sellers or the Company or any of the properties or assets of the Company or which questions the validity of the Agreement or any action taken or to be taken by the Sellers under the Agreement.

      The opinions set forth herein are limited to the laws of the United States and the State of Georgia. No opinion is expressed as to the laws of any other jurisdiction or the effect which the laws of any other jurisdiction might have on the subject matter of the opinions expressed herein under conflict of laws principles or otherwise.

      This opinion is rendered to you and is solely for your benefit in connection with the above transaction. This opinion may not be relied upon by you for any other purpose or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

                                          Very truly yours,


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


Traffic Management Group, Inc.
Able Telcom Holding Corp.
October 19, 1996
Page 1




                                Exhibit 3.3(b)(i)




                      October 12, 1996


Gerry W. Hall and James Barry Hall
1412 W. Oakridge Drive
Albany, Georgia 31708

Dear Messrs. Hall and Hall:

      We have acted as counsel to Traffic Management Group, Inc. and Able Telcom Holding Corp., each a Florida corporation (the "Buyers"), in connection with the purchase of all of the outstanding common stock (the "Stock") of Georgia Electric Company, a Georgia corporation (the "Company") pursuant to that certain Stock Purchase Agreement, dated as of October 12, 1996, as amended (the "Agreement"), among you, the Company and the Buyers. This opinion is given pursuant to Section 3.3(b)(i) of the Agreement. (Capitalized terms used herein without definition have the same meaning herein as in the Agreement.)

      As to various questions of fact material to this opinion, we have relied upon the representa tions made in the Agreement and certificates of public officials and representatives of the Buyers, corporate documents and records, and have made such other investigations, as we have deemed necessary in order to give the opinions hereinafter set forth. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have also assumed that all documents examined by us have been duly and validly autho rized, executed and delivered by, and are legally valid and binding on and enforceable against, each of the parties thereto other than the Buyers.

      When reference is made in this opinion to our "knowledge" of certain matters or to matters "known to us," it means the actual present knowledge and conscious awareness of such matters by the attor neys at our firm directly involved in the represen tation of the Buyers in respect of the transactions contemplated by the Agreement, which knowledge was communicated to or obtained by such attorneys solely in their capacity as attorneys, without any independent investigation by us.

      Based on the foregoing and subject to the qualifications and assumptions set forth herein, we give you our opinion as follows:



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Barry W. Hall and J. Barry Hall
October 12, 1996
Page 2

      g. Each Buyer is a corporation validly existing and in good standing under the laws of the state of Florida. Each Buyer has all requisite corporate power and authority to own, operate and lease its properties and assets, and to conduct its business as it is now being conducted.
      2. Each of the Buyers has the full right, corporate power and authority to enter into and perform the Agreement and all other agreements, notes, certificates, exhibits, schedules and documents executed or delivered or to be executed or delivered by such Buyer in connection with the Agreement (collectively, with the Agreement, "Buy ers' Documents"). The execution, delivery, and performance by the Buyers of Buyers' Documents have been duly and validly authorized and approved by all necessary corporate action of the Buyers. The Agreement has been duly executed and delivered by Buyers, and Buyers'
Documents are legal, valid, and binding obligations of the Buyers, enforceable in accordance with their respective terms, subject to bankruptcy, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and that the availability of equitable remedies, whether sought in a proceeding at law or in equity, may be subject to the discretion of the court in which any action is brought.

      3.    The authorization, execution, delivery,
and performance of Buyers' Documents and the con summation of the transactions contemplated hereby and thereby do not and will not (1) violate any of the provisions of the Articles of Incorporation or By-Laws of either Buyer, (2) to our knowledge, with or without the passage of time or both, violate, conflict with, result in a breach of or constitute a default under, require any notice or consent under, give rise to a right of termination of, or accelerate the performance required by, any terms or provisions of any agreement, instrument or writing known to us to which either Buyer is a party or is bound or any of its assets or business is subject, or (3) violate, conflict with or result in a breach of, or require any notice, filing or consent under, any statute, rule, regulation or other provision of law, or, to our knowledge, any order, judgment or other direction of a court or other tribunal, or any other governmental require ment, permit, registration, license, or authori zation applicable to either Buyer.

      4. To our knowledge, there is no litigation, proceeding or investigation pending, threatened or proposed in any manner involving Buyers or any of the properties or assets of Buyers which questions the validity of the Agreement or any action taken or to be taken by Buyers under the Agreement.

      5. The Stock Consideration, if and when issued in accordance with the terms of the Agree ment, will be validly issued, fully paid, and nonassessable.




                                       2
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Barry W. Hall and J. Barry Hall
October 12, 1996
Page 3

      For purposes of our opinions herein, we have assumed that Florida law (excluding conflicts of laws provisions thereof) applies to and governs the Agreement and the other Buyer's Documents.

      The opinions set forth herein are limited to the laws of the United States and the State of Florida. No opinion is expressed as to the laws of any other jurisdiction or the effect which the laws of any other jurisdiction might have on the subject matter of the opinions expressed herein under conflict of laws principles or otherwise.

      This opinion is rendered to you and is solely for your benefit in connection with the above transaction. This opinion may not be relied upon by you for any other purpose or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

                                Very truly yours,

                                 Holland & Knight




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